UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
Information Required in Proxy Statement
Schedule 14A Information

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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TENGION, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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______________________________________________________

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS
______________________________________________________

To Be Held on May 21, 2012

To our stockholders:

We invite you to attend our 2012 Annual Meeting of Stockholders, which will be held at the offices of Ballard Spahr LLP, 1735 Market Street, 51st Floor, Philadelphia, PA 19103 on Monday, May 21, 2012 at 1:00 p.m., local time.  At the meeting, stockholders will be asked to:

1.	Elect two Class II Directors for a three-year term expiring at the 2015 Annual Meeting;

2.
Approve an amendment to the Fourth Amended and Restated Certificate of Incorporation (the “Certification of Incorporation”) of Tengion, Inc. (the “Company”) to effect a reverse stock split of our issued and outstanding shares of common stock at any whole number ratio not less than one-for-six and not greater than one-for-ten, with the exact ratio to be set within such range in the discretion of the Board of Directors, such amendment to be effected in the sole discretion of the Board of Directors without further approval or authorization of our stockholders;

3.	Ratify the selection by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

4.	Transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 18, 2012, the record date for the annual meeting, are entitled to notice of, and to vote at, the meeting. Your vote is important regardless of the number of shares you own. All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, we hope you will take the time to vote your shares. If you are a stockholder of record, you may vote by telephone, over the Internet or by completing and mailing the enclosed proxy card in the envelope provided. If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. You may revoke your proxy at any time prior to its exercise at the annual meeting.

This proxy statement and our 2011 Annual Report on Form 10-K are also available to our stockholders via the Internet at http://www.amstock.com/proxyservices/viewmaterial.asp?conumber=16456.

By Order of the Board of Directors,

/s/ A. Brian Davis
A. Brian Davis
Chief Financial Officer, Vice President of Finance, and Secretary

Winston-Salem, North Carolina
April 24, 2012

TENGION, INC.

3929 Westpoint Boulevard, Suite G
Winston-Salem, NC 27103

__________________________________________________

PROXY STATEMENT
FOR 2012 ANNUAL MEETING OF STOCKHOLDERS
__________________________________________________

The Board of Directors of Tengion, Inc. (referred to herein as ‘‘Tengion,’’ the ‘‘Company,’’ ‘‘we,’’ ‘‘us’’ or ‘‘our’’) is soliciting your proxy to vote at the Company’s 2012 Annual Meeting of Stockholders (referred to herein as, the ‘‘Annual Meeting’’) and at any adjournments or postponements thereof. The Annual Meeting will be held at 1:00 p.m. Eastern Daylight Time on Monday, May 21, 2012, at the offices of Ballard Spahr LLP, 1735 Market Street, 51st Floor, Philadelphia, PA 19103. The Company will pay the costs of this proxy solicitation. Proxies may be solicited on the Company’s behalf by its directors, officers and employees in person or by telephone, fax or electronic mail, although no additional compensation will be paid by the Company for such efforts.  The Company does not expect to engage a third party to assist it in the solicitation.

This Notice of 2012 Annual Meeting of Stockholders and Proxy Statement and the accompanying 2011 Annual Report (referred to herein collectively as, the ‘‘Proxy Materials’’) provides information that you should read before you vote on the proposals that will be presented at the Annual Meeting. This Proxy Statement and the accompanying proxy card are being mailed, beginning on or about April 24, 2012, to owners of shares of our common stock.

TABLE OF CONTENTS
Page

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	4
PROPOSAL 1—ELECTION OF DIRECTORS	7
Nominees for Class II Directors for Election at the 2012 Annual Meeting for a Term Expiring at the 2015 Annual Meeting	7
Class I Directors Continuing in Office—Terms Expire at the 2014 Annual Meeting	8
Class III Directors Continuing in Office—Terms Expire at the 2013 Annual Meeting	8
Board Recommendation	9
PROPOSAL 2 —APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AT ANY WHOLE NUMBER RATIO NOT LESS THAN ONE-FOR-SIX AND NOT GREATER THAN ONE-FOR-TEN, WITH THE EXACT RATIO TO BE SET WITHIN SUCH RANGE IN THE DISCRETION OF THE BOARD OF DIRECTORS, SUCH AMENDMENT TO BE EFFECTED IN THE SOLE DISCRETION OF THE BOARD OF DIRECTORS WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF OUR STOCKHOLDERS	10

Board Recommendation	15
PROPOSAL 3— RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	16
Board Recommendation	16
OTHER MATTERS	16
Section 16(a) Beneficial Ownership Reporting Compliance	16
Stockholder Proposals for the 2013 Annual Meeting	16
CORPORATE GOVERNANCE	17
General	17
Corporate Governance Guidelines	17
Board Determination of Independence	17
Board Meetings and Attendance	17
Board Committees	18
Director Nomination Process	19
Board Leadership Structure and Board’s Role in Risk Oversight	20
Communications with the Independent Directors	20
Code of Ethics	20
Report of the Audit Committee	21
Information About Fees of Independent Registered Public Accounting Firm	22
Certain Relationships and Related Transactions	22
INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION	24
Executive Officers	24
Compensation Discussion and Analysis	24
Report of the Compensation Committee	31
SUMMARY COMPENSATION TABLE	32
Outstanding Equity Awards At Fiscal Year-End	34
Employment Agreements and Potential Payments Upon Termination or Change in Control	36
Securities Authorized for Issuance Under Equity Compensation Plans	40
Compensation of Directors	40
Compensation Committee Interlocks and Insider Participation	41

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why are you receiving these proxy materials?

We are providing these proxy materials to you because our Board of Directors is asking (technically called soliciting) holders of our common stock to provide proxies to be voted at the Annual Meeting.  The Annual Meeting is scheduled for Monday, May 21, 2012, commencing at 1:00 p.m. at Ballard Spahr LLP, 1735 Market Street, 51st Floor, Philadelphia, PA 19103.  Your proxy will be used at the Annual Meeting or at any adjournment(s) of the meeting.  The Notice of Annual Meeting of Stockholders, this Proxy Statement, and the enclosed proxy card are being mailed to stockholders beginning on or about April 24, 2012.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, April 18, 2012, may vote at the Annual Meeting.  There were 24,665,818 shares of our common stock outstanding as of the record date.  During the ten days before the Annual Meeting, you may inspect a list of stockholders eligible to vote.  If you would like to inspect the list, please call A. Brian Davis, our Chief Financial Officer, Vice President of Finance, and Secretary, at (336) 722-5855 to arrange a visit to our offices.

What are the voting rights of the holders of our common stock?

Each outstanding share of our common stock will be entitled to one vote on each matter considered at the Annual Meeting.

How can you vote?

If you are a record holder, meaning your shares are registered in your name, you may vote or submit a proxy:

1.
Over the Internet—If you have Internet access, you may authorize the voting of your shares by following the “Submit a proxy by Internet” instructions set forth on the enclosed proxy card.  You must specify how you want your shares voted or your vote will not be completed and you will receive an error message.  Your shares will be voted according to your instructions.

2.
By Telephone—You may transmit your proxy voting instructions by calling the telephone number specified on the enclosed proxy card (or voting instruction card). You will need to have the proxy card (or voting instruction card) in hand when you call.  If you choose to vote by telephone, you do not have to return the proxy card (or voting instruction card).

3.
By Mail—Complete and sign the enclosed proxy card and mail it in the enclosed postage prepaid envelope.  Your shares will be voted according to your instructions.  If you sign your proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.  Unsigned proxy cards will not be voted.

4.
In Person at the Meeting—If you attend the Annual Meeting, you may deliver a completed and signed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting.

Beneficial Owners and Broker Non-Votes

Most of our stockholders hold their shares in “street name” through a stockbroker, bank, or other nominee, rather than directly in their own names.  If you hold your shares in one of these ways, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your stockbroker, bank, or other nominee who is considered, with respect to those shares, the stockholder of record.  As the beneficial owner, you have the right to direct your stockbroker, bank, or other nominee on how to vote your shares.  If you hold your shares in street name, your stockbroker, bank, or other nominee has enclosed a voting instruction card for you to use in directing your stockbroker, bank, or other nominee in how to vote your shares.

Stockbrokers, banks, or other nominees that are member firms of the New York Stock Exchange and who hold shares in street name for customers have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners.  Stockbrokers, banks, or other nominees will have this discretionary authority with respect to routine matters such as the ratification of the appointment of our independent registered public accounting firm; however, they will not have this discretionary authority with respect to non-routine matters, including each of the other Annual Meeting proposals.  As a result, with respect to these non-routine matters, if the beneficial owners have not provided instructions with respect to these non-routine matters (commonly referred to as “broker non-votes”), those beneficial owners’ shares will be included in determining whether a quorum is present, but otherwise will not be counted.  Thus, a broker non-vote will make a quorum more readily obtainable, but a broker non-vote will not otherwise affect the outcome of a vote on a proposal that requires a plurality of the votes cast.  With respect to a proposal that requires a majority of the outstanding shares present in person or represented by proxy and entitled to vote on the proposal, a broker non-vote has the same effect as a vote against the proposal.  We encourage you to provide voting instructions to the organization that holds your shares.

Can you change your vote or revoke your proxy?

You may revoke your proxy at any time before your shares are voted at the Annual Meeting by: (1) notifying A. Brian Davis, our Chief Financial Officer, Vice President of Finance, and Secretary, in writing at 3929 Westpoint Boulevard, Suite G, Winston-Salem, North Carolina, 27103, that you are revoking your proxy; (2) submitting a later dated proxy using any of the methods described above; or (3) attending and voting by ballot at the Annual Meeting.

If you are the beneficial owner of shares held in street name, you must submit new voting instructions to your stockbroker, bank, or other nominee pursuant to the instructions you have received from them.

What is a proxy?

A proxy is a person you appoint to vote on your behalf.  By using any of the methods discussed above, you will be appointing as your proxies A. Brian Davis, our Chief Financial Officer and Kathy Bulley, Director of Finance and Assistant Secretary.  They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy.  If you are unable to attend the Annual Meeting, please use the means available to you to vote by proxy so that your shares of common stock may be voted.

How will your proxy vote your shares?

Your proxy will vote according to your instructions.  If you choose to vote by mail and complete, sign, and return the enclosed proxy card but do not indicate your vote, your proxy will vote “FOR” the election of the nominated Class II Directors (Proposal 1), “FOR” the approving the Amendment to our Amended and Restated Certificate of Incorporation approving the reverse stock split of our issued and outstanding shares of common stock at any whole number ratio not less than one-for-six and not greater than one-for-ten, with the exact ratio to be set within such range in the discretion of the Board of Directors, such amendment to be effected in the sole discretion of the Board of Directors without further approval or authorization of our stockholders.  (Proposal 2) “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 (Proposal 3).  We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so.  However, on any other business that properly comes before the Annual Meeting, your proxies are authorized to vote on your behalf using their best judgment.

What constitutes a quorum?

The holders of a majority of the 24,665,818 shares of common stock issued and outstanding as of the record date, either present or represented by proxy, constitutes a quorum.  A quorum is necessary in order to conduct business at the Annual Meeting.  If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum.  Broker non-votes will be counted as present for the purpose of establishing a quorum.  If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a date when a quorum is present.  If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

What vote is required to approve each matter and how are votes counted?

Proposal 1 — Elect two Class II directors for a three-year term expiring at the 2015 Annual Meeting.  For Proposal 1, the election of two Class II directors, the nominees will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.  This means that the nominees with the most votes for election will be elected.  You may choose to vote or withhold your vote for such nominees.  A properly executed proxy marked “WITHHELD” with respect to the election of a director will not be voted with respect to the director indicated, although it will be counted for the purposes of determining whether there is a quorum.

Proposal 2 —  Approving the amendment to our Amended and Restated Certificate of Incorporation effecting a  reverse stock split of our issued and outstanding shares of common stock at any whole number ratio not less than one-for-six and not greater than one-for-ten, with the exact ratio to be set within such range in the discretion of the Board of Directors, such amendment to be effected in the sole discretion of the Board of Directors without further approval or authorization of our stockholders.  For Proposal 2, the affirmative vote of the majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is needed to approve the Proposal.  A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted, although it will be counted for purposes of determining the number of shares of common stock present in person or represented by proxy and entitled to vote.  Accordingly, an abstention will have the effect of a negative vote.

Proposal 3 — Ratify the selection by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.  For Proposal 3, the affirmative vote of the majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is needed to approve the Proposal.  A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted, although it will be counted for purposes of determining the number of shares of common stock present in person or represented by proxy and entitled to vote.  Accordingly, an abstention will have the effect of a negative vote.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters that may come before the Annual Meeting other the proposals included herein.  If any other matters are properly presented at the Annual Meeting, the persons named as proxies in the accompanying proxy card intend to vote or otherwise act in accordance with their judgment on the matter.

Where can you find the voting results?

Voting results will be reported in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission (SEC) within four business days following the Annual Meeting.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

The solicitation of proxies is being made on behalf of our Board of Directors and we will bear the costs of the solicitation.  We will be responsible for paying for all expenses to prepare, print, and mail the proxy materials to stockholders.  In accordance with the regulations of the SEC, we will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send this proxy statement and related proxy materials to their principals and will reimburse them for their reasonable expenses in so doing.  In addition to the solicitation by use of the mails, our officers, directors, and employees may solicit the return of proxies by telephone or personal interviews.  We may also retain a proxy solicitor if we determine a proxy solicitor’s services would be beneficial.

Who is our independent registered public accounting firm, and will they be represented at the Annual Meeting?

Ernst & Young LLP served as our independent registered public accounting firm for the year ended December 31, 2011 and audited our financial statements for such fiscal year.  Ernst & Young LLP has been selected by the Audit Committee to serve in the same role and to provide the same services for the fiscal year ending December 31, 2012.  We expect that one or more representatives of Ernst & Young LLP will be present at the Annual Meeting.  They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions after the meeting.

Why are you being asked to ratify the selection of Ernst & Young LLP?

Although stockholder approval of our Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection.  If this proposal is not approved at the Annual Meeting, the Audit Committee has agreed to reconsider its selection of Ernst & Young LLP, but will not be required to take any action.

How may you obtain additional copies of our Annual Report on Form 10-K or this Proxy Statement?

You may request additional copies of our Annual Report on Form 10-K for the year ended December 31, 2011, including the financial statements or this Proxy Statement to be sent to you for no charge, by writing to A. Brian Davis, our Chief Financial Officer, Vice President of Finance, and Secretary, at 3929 Westpoint Boulevard, Suite G, Winston-Salem, North Carolina, 27103.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock as of March 31, 2012 by each person, or group of persons, who beneficially owns more than 5% of our capital stock; each of our directors, director nominees, and Named Executive Officers; and all current directors and executive officers as a group.

Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of stock.  This information does not necessarily indicate beneficial ownership for any other purpose.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to warrants and options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2012 are deemed outstanding.  Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.  Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.  The percentage of beneficial ownership is based on 24,660,755 shares of common stock outstanding on March 31, 2012.

Unless otherwise indicated, the address for each person or entity named below is c/o Tengion Inc., 3929 Westpoint Boulevard, Suite G, Winston-Salem, North Carolina, 27103.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)	Percent of Shares Outstanding

Greater than 5% Beneficial Owners
HealthCap Venture Capital (2)	6,725,493	24.8%
Medtronic, Inc. (3)	4,328,625	16.3%
Deerfield Management Co. (4)	2,120,140	8.2%
Oak Investment Partners XI, Limited Partnership (5)	2,043,779	8.3%
Great Point Partners, LLC (6)	1,901,603	7.4%
Empery Asset Management, LP (7)	1,766,790	6.9%
Directors and Executive Officers
Carl-Johan Dalsgaard (8)	6,732,543	24.8%
John L. Miclot (9)	393,750	1.6%
Timothy Bertram (10)	346,043	1.4%
David I. Scheer (11)	195,439	*
Steven Nichtberger (12)	164,260	*
A. Brian Davis (13)	129,291	*
Mark Stejbach (14)	64,259	*
Lorin J. Randall (15)	25,298	*
Sunita Sheth (16)	24,971	*
Richard Kuntz (17)	7,600	*
Diane K. Jorkasky (18)	4,975	*
Scott D. Flora (19)	1,750	*

All current directors and executive officers as a group (9 persons) (20)	7,836,689	28.7%
_____________________
* Less than one percent.

(1)
This table and the information included in the notes below are based upon information supplied by Named Executive Officers, directors and principal stockholders, including, reports and any amendments thereto filed on Schedule 13D, Schedule 13G, Form 3, and Form 4 with the SEC.

(2)
According to a Schedule 13D filed March 14, 2011, includes 4,251,993 shares and warrants to purchase 2,473,500 shares, of which 2,232,567 shares and warrants to purchase 1,356,916 shares are held directly by HealthCap IV, L.P., a Delaware limited partnership (“HCLP”); 170,183 shares and warrants to purchase 99,002 shares are held directly by HealthCap IV, K.B., a Swedish limited partnership (“HCKB”); 1,685,465 shares and warrants to purchase 980,480 shares are held directly by HealthCap IV BIS, L.P., a Delaware limited partnership (“HCBIS”); and 63,778 shares and warrants to purchase 37,102 shares are held directly by OFCO Club IV, a Swedish non-registered partnership (“OFCO”).

HealthCap IV GPSA, L.L.C. (“HCSA”), is the sole general partner of HCLP as well as HCBIS, and has shared voting power and shared investment power with HCLP and HCBIS.  HealthCap IV GP AB, L.L.C. (“HCAB”), is the sole general partner of HCKB and has shared voting power and shares investment power with HCKB.  The members of HCSA and HCAB are Carl-Johan Dalsgaard, Johan Christenson, Per-Olof Eriksson, Anki Forsberg, Peder Fredrikson, Jacob Gunterberg, Staffan Lindstrand, Bjцrn Odlander, Per Samuelsson and Eugen Steiner.

Odlander, Fredrikson & Co AB, L.L.C. and Odlander Fredrikson SA, L.L.C. are advisors to each of HCSA and HCAB, and Odlander, Fredrikson & Co AB is a member of OFCO.  The individuals listed herein may be deemed to have shared voting and dispositive power over the shares which are or may be deemed to be beneficially owned by HCLP, HCKB, HCBIS and OFCO.  Each member disclaims beneficial ownership of the shares except to the extent of their pecuniary interest therein.  The addresses of the entities affiliated with HealthCap are Strandvдgen 5B, SE-114 51 Stockholm, Sweden and 18 Avenue d’Ouchy, CH-1006 Lausanne, Switzerland.

(3)
According to a Form 13D filed on April 14, 2011, comprised of 2,473,500 shares of common stock and warrants to purchase 1,855,125 shares of common stock.  The address of Medtronic 710 Medtronic Parkway, LC 270, Minneapolis, MN 55432-5604. Under the terms of the warrants issued in the private placement (other than the warrants issued to HCLP and its Affiliates, the number of shares of our common stock that may be acquired by such holder upon any exercise of the warrants is generally limited to the extent necessary to ensure that, following such exercise, the total number of shares of our common stock then beneficially owned by a selling stockholder, together with its affiliates and any other persons or entities whose beneficial ownership, as calculated pursuant to Section 13(d) of the Securities Exchange Act and the applicable regulations of the SEC, would not exceed 4.99% of the total number of shares of our common stock then issued and outstanding.  This limitation may be increased to 9.99% of the total number of shares of our common stock then issued and outstanding upon 60 days written notice from the selling stockholder to the Company. Solely for purposes of this table, these limitations are disregarded, and the numbers of shares of common stock beneficially owned do not reflect these limitations.

(4)
According to a Schedule 13G filed March 11, 2011, comprised of 1,060,070 shares of common stock and 1,060,070 shares of common stock underlying warrants held by Deerfield Special Situations Fund, L.P. (“DSSF”) and Deerfield Special Situations Fund International Limited (“DSSFIL”).  Deerfield Capital, L.P. has shared voting power and shared investment power over 413,427 shares of common stock and 413,427 shares of common stock underlying warrants held by DSSF.  Deerfield Management Company, L.P. has shared voting power and shared investment power over 646,643 shares of common stock and 646,643 shares of common stock underlying warrants held by DSSFIL.  James E. Flynn has shared voting power and shared investment power over 1,060,070 shares of common stock and 1,060,070 shares of common stock underlying warrants held by DSSF and DSSFIL.  DSSF has shared voting power and shared investment power over 413,427 shares of common stock and 413,427 shares of common stock underlying warrants.  DSSFIL has shared voting power and shared investment power over 646,643 shares of common stock and 646,643 shares of common stock underlying warrants.  The address of DSSF is 780 Third Avenue, 37th Floor, New York, NY 10017, and the address of DSSFIL is c/o Citi Hedge Fund Services (B.V.I.) Ltd., Bison Court, Columbus Centre, P.O. Box 3460, Road Town, Tortola, D8, British Virgin Islands.

Under the terms of the warrants issued in the private placement (other than the warrants issued to HCLP and its Affiliates), the number of shares of our common stock that may be acquired by such holder upon any exercise of the warrants is generally limited to the extent necessary to ensure that, following such exercise, the total number of shares of our common stock then beneficially owned by a selling stockholder, together with its affiliates and any other persons or entities whose beneficial ownership, as calculated pursuant to Section 13(d) of the Securities Exchange Act and the applicable regulations of the SEC, would not exceed 4.99% of the total number of shares of our common stock then issued and outstanding.  This limitation may be increased to 9.99% of the total number of shares of our common stock then issued and outstanding upon 60 days written notice from the selling stockholder to the Company. Solely for purposes of this table, these limitations are disregarded, and the numbers of shares of common stock beneficially owned do not reflect these limitations.

(5)
According to a Form 13G filed on February 14, 2011, comprised of 2,043,779 shares held by Oak Investment Partners XI, Limited Partnership (“Oak Investment Partners XI”), One Gorham Island, Westport, CT 06880.  Oak Associates XI, LLC is the general partner of Oak Investment Partners XI. Oak Management Corporation is the manager of Oak Investment Partners XI.  Bandel L. Carano, Gerald R. Gallagher, Edward F. Glassmeyer, Fredric W. Harman and Ann H. Lamont are the managing members of Oak Investment Partners XI and, as such, may be deemed to possess shared beneficial ownership of any shares of common stock held by such entities.

(6)
According to a Schedule 13G/A filed February 14, 2012, consists of 901,603 shares and warrants to purchase 1,000,000 shares of which 376,345 shares and warrants to purchase 369,961 shares are owned by Biomedical Value Fund, LP (“BVF”); 241,430 shares and warrants to purchase 293,901 shares are owned by Biomedical Offshore Value Fund, Ltd. (“BVOF”); 92,312 shares and warrants to purchase 128,051 shares are owned by Biomedical Institutional Value Fund, LP (“BIVF”); 58,559 shares and warrants to purchase 67,199 shares are owned by Lyrical Multi-Manager Fund, LP (“Lyrical”); 25,446 shares and warrants to purchase 25,974 shares are owned by Lyrical Multi-Manager Offshore Fund, Ltd. (“Lyrical Offshore”); 87,909 shares and warrants to purchase 93,173 shares are owned by Class D Series of GEF-PS, LP (“GEF-PS”); 2,800 shares and warrants to purchase 3,106 shares are owned by David J. Morrison (“Morrison”); and 16,802 shares and warrants to purchase 18,635 shares are owned by WS Investments III, LLC (“WS”).  Great Point Partners, LLC (“Great Point”) is the investment manager of BVF, BVOF, BIVF, Lyrical, Lyrical Offshore, GEF-PS, Morrison and WS (collectively the “Entities”), and by virtue of such status may be deemed to be the beneficial owner of the shares of the Entitles.  Each of Dr. Jeffrey R. Jay, M.D. (“Dr. Jay”), as senior managing member of Great Point, and Mr. David Kroin (“Mr. Kroin”), as special managing member of Great Point, has shared voting power and shared investment power with respect to the shares of the Entitles, and therefore may be deemed to be the beneficial owner of the shares of the Entities.  Notwithstanding the above, Great Point, Dr. Jay and Mr. Kroin disclaim beneficial ownership of the BVF Shares, the BOVF Shares, the BIVF Shares, the Lyrical Shares, the Lyrical Offshore Shares, the GEF-PS Shares, the Morrison Shares and the WS Shares, except to the extent of their respective pecuniary interests.  The address of the Entities affiliated with Great Point is 165 Mason Street, 3rd Floor, Greenwich, CT 06830.

Under the terms of the warrants issued in the private placement (other than the warrants issued to HCLP and its Affiliates), the number of shares of our common stock that may be acquired by such holder upon any exercise of the warrants is generally limited to the extent necessary to ensure that, following such exercise, the total number of shares of our common stock then beneficially owned by a selling stockholder, together with its affiliates and any other persons or entities whose beneficial ownership, as calculated pursuant to Section 13(d) of the Securities Exchange Act and the applicable regulations of the SEC, would not exceed 4.99% of the total number of shares of our common stock then issued and outstanding.  This limitation may be increased to 9.99% of the total number of shares of our common stock then issued and outstanding upon 60 days written notice from the selling stockholder to the Company. Solely for purposes of this table, these limitations are disregarded, and the numbers of shares of common stock beneficially owned do not reflect these limitations.

(7)
Pursuant to Securities Purchase Agreement dated March 1, 2011, Empery Asset Master, LTD and Hartz Capital Investments, LLC acquired 883,395 shares of common stock and warrants to purchase 883,395 shares of common stock.  The address of both entities is c/o Empery Asset Management, LP, 120 Broadway, Suite 1019, New York, NY 10271.

Under the terms of the warrants issued in the private placement (other than the warrants issued to HCLP and its Affiliates), the number of shares of our common stock that may be acquired by such holder upon any exercise of the warrants is generally limited to the extent necessary to ensure that, following such exercise, the total number of shares of our common stock then beneficially owned by a selling stockholder, together with its affiliates and any other persons or entities whose beneficial ownership, as calculated pursuant to Section 13(d) of the Securities Exchange Act and the applicable regulations of the SEC, would not exceed 4.99% of the total number of shares of our common stock then issued and outstanding.  This limitation may be increased to 9.99% of the total number of shares of our common stock then issued and outstanding upon 60 days written notice from the selling stockholder to the Company. Solely for purposes of this table, these limitations are disregarded, and the numbers of shares of common stock beneficially owned do not reflect these limitations.

(8)
Includes 7,050 shares issuable to Dr. Dalsgaard under stock options that are exercisable within 60 days of March 31, 2012.  Also includes shares owned by HealthCap Venture Capital (see footnote 2).  Dr. Dalsgaard is a member of HCSA, which is the sole general partner of HCLP as well as HCBIS, and has shared voting power and shared investment power with HCLP and HCBIS.  Dr. Dalsgaard is also a member of HCAB, which is the sole general partner of HCKB and has shared voting power and shares investment power with HCKB.  Dr. Dalsgaard has disclaimed beneficial ownership of the shares listed in footnote 2 except to the extent of his pecuniary interest therein.  The address for Dr. Dalsgaard is Strandvдgen 5B, SE-114 51 Stockholm, Sweden and 18 Avenue d’Ouchy, CH-1006 Lausanne, Switzerland.

(9)	According to a Form 4 filed on January 4, 2012, includes 393,750 shares of restricted common stock, which shares will vest 25% on each of January 3, 2013, 2014, 2015 and 2016.

(10)
According to a Form 4 filed on February 21, 2012, includes (A) 150,000 shares of restricted common stock, which shares will vest 25% on each of February 1, 2013, 2014, 2015 and 2016; (B) 40,000 shares of restricted common stock, which shares will vest 25% on each of February 1, 2012, 2013, 2014 and 2015; and (C) 3,160 shares held indirectly by Dr. Bertram’s children.  Also includes 124,624 shares issuable to Dr. Bertram under stock options that are exercisable within 60 days of March 31, 2012.

(11)
According to a Form 4 filed on April 15, 2010 and a Form 3 filed on April 9, 2010, includes 188,389 shares held indirectly by Scheer Investment Holdings V, LLC.  Mr. Scheer is the managing member of Scheer Investment Holdings V, LLC and may be deemed to have sole or shared voting and investment power with respect to such shares.  Mr. Scheer disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.  Also includes 7,050 shares issuable to Mr. Scheer under stock options that are exercisable within 60 days of March 31, 2012.

(12)
Dr. Nichtberger left our Company on June 30, 2011.  Information regarding his ownership of shares is based on Company records as of October 24, 2011. The Company was unable to receive confirmation from Dr. Nichtberger regarding his current ownership of shares.  Includes 17,125 shares held indirectly by the Steven A. Nichtberger 2010 Trust and 6,897 shares held indirectly by the SAN Trust.

(13)
According to a Form 4 filed on February 21, 2012, includes (A) 68,333 shares of restricted common stock, which shares will vest 25% on each of February 1, 2013, 2014, 2015 and 2016; and (B) 23,333 shares of restricted common stock, which shares will vest 25% on each of February 1, 2012, 2013, 2014 and 2015.  Also includes 37,625 shares issuable to Mr. Davis under stock options that are exercisable within 60 days of March 31, 2012.

(14)	Includes 57,917 shares issuable to Mr. Stejbach under stock options that are exercisable within 60 days of March 31, 2012.

(15)	Includes 21,509 shares issuable to Mr. Randall under stock options that are exercisable within 60 days of March 31, 2012.

(16)	Includes 20,625 shares issuable to Dr. Sheth under stock options that are exercisable within 60 days of March 31, 2012.

(17)	Includes 7,600 shares issuable to Dr. Kuntz under stock options that are exercisable within 60 days of March 31, 2012.

(18)	Includes 4,975 shares issuable to Dr. Jorkasky under stock options that are exercisable within 60 days of March 31, 2012.

(19)	Includes 1,750 shares issuable to Mr. Flora under stock options that are exercisable within 60 days of March 31, 2012.

(20)	Includes 212,183 shares issuable to current executive officers and directors under stock options that are exercisable within 60 days of March 31, 2012.

 PROPOSAL 1—ELECTION OF DIRECTORS

Our Fourth Amended and Restated Certificate of Incorporation (our Certificate of Incorporation) divides our Board of Directors into three classes, Class I, Class II, and Class III, with members of each class holding office for staggered three-year terms.  There are currently three Class I Directors whose terms expire at the 2014 Annual Meeting, two Class II Directors whose terms expire at the 2012 Annual Meeting, and two Class III Directors whose terms expire at the 2013 Annual Meeting (in all cases, subject to the election and qualification of their successors and to their earlier death, resignation, or removal).

Upon the unanimous recommendation of our Governance and Nominating Committee of our Board of Directors, the Board of Directors nominated Scott D. Flora and David I. Scheer to stand for election as the Class II Directors at our Annual Meeting.

The persons named in the enclosed proxy will vote to elect as Class II Directors Messrs. Flora and Scheer, unless you indicate on your proxy that your shares should be withheld from one or more of the nominees. Messrs. Flora and Scheer are each current members of our Board of Directors.

If they are elected, Messrs. Flora and Scheer will each hold office until our annual meeting of stockholders in 2015 and until his successor is duly elected and qualified.  Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

There are no family relationships between or among any of our officers or directors.  Below are the names, ages and certain other information for each member of the Board of Directors, including the nominees for election as Class II Directors. Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of March 31, 2012 appears in the preceding section titled “Security Ownership of Certain Beneficial Owners and Management.”

 Nominees for Class II Directors for Election at the 2012 Annual Meeting for a Term Expiring at the 2015 Annual Meeting

Scott D. Flora, 56, has served as a director of our Company since September, 2011.  Since November, 2011, Mr. Flora has served as the President and Chief Executive Officer of OmniGuide, Inc., a medical device Company specializing in CO2 laser surgical instruments.  Prior to joining OmniGuide, Mr. Flora served as President of the Surgical Devices Global Business Unit of Covidien Ltd., a $10 billion global healthcare products Company from 2006 to September 2011.  At Covidien, Mr. Flora managed more than 8,000 employees around the world and oversaw global operations, the global product portfolio and business development and acquisitions. Before Covidien, he spent 19 years at Smith & Nephew in various senior management and sales and marketing positions.  During his time at Smith & Nephew, he was President of their largest business unit, Orthopaedic Reconstruction, General Manager of the Trauma Division; and Senior Vice President of sales for the U.S. and European Regions.  Before joining Smith & Nephew, Mr. Flora was Vice President of global marketing and sales with Ioptex Research.  Mr. Flora received his B.A. in Marketing from Millikin University and has participated in professional development programs at Yale, Wharton, Kellogg, INSEAD, and Penn State.  He is currently a member of the Board of Trustees of Millikin University, has served on the Mt. Sinai Innovation Board of Directors, and has been recognized with numerous community awards for his commitment to corporate citizenship.  Mr. Flora brings extensive experience operating medical device companies to our Board.

David I. Scheer, 59, is one of our co-founders and has served as a director of our Company and as Chairman of our Board of Directors since July 2003.  Since 1981, Mr. Scheer has served as President of Scheer & Company, Inc., a Company that provides venture capital, corporate strategy, and transactional advisory services focused on the life sciences.  Mr. Scheer was involved in the founding and had been a member of the Boards of Directors of ViroPharma, Inc., OraPharma, Inc. (acquired by Johnson and Johnson in 2003), and Esperion Therapeutics, Inc. (acquired by Pfizer in 2004).  He currently serves as the chairman of the Board of Directors of Achillion Pharmaceuticals, Inc. and Aegerion Pharmaceuticals, Inc., both publicly traded biotechnology companies.  From 1991 through 1999, he was affiliated with the health care investing team at Oak Investment Partners.  Mr. Scheer has also led or played a significant role in a series of transactions involving corporate alliances, licensing arrangements, divestments, acquisitions and mergers in the life sciences.  He has served as a member of the Leadership Council of the Harvard School of Public Health, and as a member of the Advisory Committee to the Harvard Malaria Initiative.  He has helped to launch, and currently serves as Chair of “The Unfinished Agenda in Infectious Diseases,” an initiative at the Harvard School of Public Health focusing on neglected diseases.  He has also been a member of the Board of Trustees, and most recently Vice-Chair for the Long Wharf Theatre, in New Haven, Connecticut.  In 2007, he was awarded the Atlas Award for Venture Capital from the Connecticut Union for Research Excellence (CURE, of which he also serves as a member of the Board), and in 2009, he received the Venture Capital Leadership Award from the Connecticut Venture Group.  He received his A.B. cum laude from Harvard College, and an M.S. from Yale University.  Because of his strong background of service on the boards of numerous life sciences industry companies and his involvement in capital raising and strategic transactions in our industry, we believe that Mr. Scheer provides a unique perspective and useful insight to our board as we review our growth strategy and strategic initiatives.

Class I Directors Continuing in Office—Terms Expire at the 2014 Annual Meeting

Carl-Johan Dalsgaard, M.D., Ph.D., 56, has served as a director of our Company since August 2004. Dr. Dalsgaard has also been a member of HealthCap IV GP SA, L.L.C. (HCSA) and HealthCap IV GP AB, L.L.C. (HCAB and, collectively with HCSA, HealthCap), a venture capital fund that invests globally in pharmaceutical, biotechnology and medical technology companies from June 2000 to the present and serves as Chief Executive Officer of certain companies in which HealthCap has invested.  He received an M.D. from the Karolinska Institute in Sweden, and a Ph.D. in neurobiology and post-doctoral experience from Harvard Medical School.  Dr. Dalsgaard has fulfilled specialist training for a board certificate in plastic and reconstructive surgery at Karolinska Hospital.  Dr. Dalsgaard brings to the board significant experience as an executive of a financial services Company that focuses on our industry.

Richard E. Kuntz, M.D., M.Sc., 55, has served as a director of our Company since October 2010.  Dr. Kuntz has served as the Senior Vice President and Chief Scientific, Clinical and Regulatory Officer of Medtronic, Inc. since August 2009, prior to which time he served as the Senior Vice President and President, Neuromodulation from October 2005 to August 2009.  In his current role, role Dr. Kuntz oversees Medtronic’s global regulatory affairs, health policy and reimbursement, clinical research activities, ventures and new therapies, strategy and innovation, corporate development, and acquisitions, integrations and divestitures functions.  Dr. Kuntz brings a broad background and expertise in many different areas of healthcare.  Prior to Medtronic, he was the Founder and Chief Scientific Officer of the Harvard Clinical Research Institute (HCRI), a university-based contract research organization which coordinates National Institutes of Health (NIH) and industry clinical trials with the United States Food and Drug Administration (FDA).  Dr. Kuntz has directed over 100 multicenter clinical trials and has authored more than 200 original publications.  Dr. Kuntz also served as Associate Professor of Medicine at Harvard Medical School, Chief of the Division of Clinical Biometrics, and an interventional cardiologist in the division of cardiovascular diseases at the Brigham and Women’s Hospital in Boston, MA.  Dr. Kuntz graduated from Miami University and received his medical degree from Case Western Reserve University School of Medicine.  He completed his residency in internal medicine at the University of Texas Southwestern Medical School, and then completed fellowships in cardiovascular diseases and interventional cardiology at the Beth Israel Hospital and Harvard Medical School, Boston.  Dr. Kuntz received his master’s of science in biostatistics from the Harvard School of Public Health.  Dr. Kuntz brings to the board substantial experience in our industry having served in an executive capacity with a large multinational medical device Company.

Diane K. Jorkasky, M.D., 59, has served as a director of our Company since August 10, 2011.  Dr. Jorkasky has been an independent consultant since February 2012.  From August 2011 to February 2012, she served as the enterprise-wide Chief Medical Officer of Endo Pharmaceuticals, Inc., or Endo, and a member of Endo’s senior R&D management team.  Prior to joining Endo, Dr. Jorkasky served as an independent consultant from January 2011 to August 2011, and was the Senior Vice President, Chief Development and Medical Officer at Aileron Therapeutics, Inc. from September 2009 to January 2011.  Dr. Jorkasky also held a variety of vice president level positions from October 2000 to January 2009 with Pfizer, Inc. where she led global clinical research science and operational groups, most recently as Vice President, Worldwide Clinical Research Operations.  Dr. Jorkasky brings to the board substantial experience in our industry having served in a variety of capacities in both large pharmaceutical companies and smaller biotechnology companies.

Class III Directors Continuing in Office—Terms Expire at the 2013 Annual Meeting

John L. Miclot, 53, has served as a director of our Company and as our President and Chief Executive Officer since December 2011.  Prior to joining our Company, Mr. Miclot was an Executive-in-Residence at Warburg Pincus from March 2010 to March 2011.  He was President and Chief Executive Officer of CCS Medical, Inc., a company owned by Warburg Pincus and a provider of products and services for patients with chronic diseases, from November 2008 until completion of a financial restructuring of the Company in March 2010.  CCS Medical, Inc. filed for Chapter 11 bankruptcy protection in July 2009.  From 2003 to 2008, Mr. Miclot served as President and Chief Executive Officer of Respironics, Inc. until the sale of the Respironics to Royal Philips.  Mr. Miclot served as Chief Executive Officer of Philips Home Healthcare Solutions following the acquisition of Respironics, Inc. by Royal Philips.  Mr. Miclot spent 10 years in senior roles at Respironics, ultimately serving as President and Chief Executive Officer from 2003 to 2008.  Mr. Miclot joined Respironics in 1998 when it acquired Healthdyne Technologies, Inc., a medical device Company.  Mr. Miclot served as the Senior Vice President of Sales and Marketing Healthdyne from 1995 to 1998. Earlier in his career, he held sales and marketing roles at Medex, Ohmeda, Baxter Edwards, and DeRoyal Industries.  Mr. Miclot is a director of Wright Medical Group, Inc., Dentsply International Inc., and Body Media and serves as Chairman of the Board of Directors of Breathe Technologies, Inc.  He is also a director of the Pittsburgh Zoo & PPG Aquarium and Burger King Cancer Caring Center. He earned his B.B.A. in marketing from the University of Iowa.

Lorin J. Randall, 68, has served as a director of our Company since February 2008. Mr. Randall has been an independent financial consultant since May 2006. Previously, Mr. Randall was Senior Vice President and Chief Financial Officer of Eximias Pharmaceutical Corporation, a development-stage drug development Company, from December 2004 to May 2006.  From 2002 to 2004, Mr. Randall served as the Senior Vice President and Chief Financial Officer of i-STAT Corporation, a publicly-traded manufacturer of medical diagnostic devices that was acquired by Abbott Laboratories in 2004. He currently serves on the boards of directors of Nanosphere, Inc., Athersys, Inc. and Acorda Therapeutics, Inc. Mr. Randall served on the Board of Directors of Opexa Therapeutics, Inc., a publicly-traded cellular therapy company, from 2007 to 2009.  Mr. Randall received a BS in accounting from The Pennsylvania State University and an MBA from Northeastern University. Because of his strong background in the life sciences industry and his prior experience as Chief Financial Officer of i-STAT Corporation and four other public and privately-held companies, we believe that Mr. Randall is able to provide valuable input into our strategic and financial affairs, as well as other matters.  In addition, Mr. Randall’s public CFO assignments at CFM Technologies, Inc. and Greenwich Pharmaceuticals Corporation benefit our board.

Required Vote

The nominees will be elected by a plurality of the votes of shares present in person or represented by proxy at the Annual Meeting and entitled to vote.  This means that the nominees with the most votes for election will be elected.

Board Recommendation

The Board of Directors believes that the election of Messrs. Flora and Scheer to serve as Class II directors is in the best interests of Tengion and our stockholders and, therefore, recommends that you vote “FOR” the election of each nominee.

PROPOSAL 2 — APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AT ANY WHOLE NUMBER RATIO NOT LESS THAN ONE-FOR-SIX AND NOT GREATER THAN ONE-FOR-TEN, WITH THE EXACT RATIO TO BE SET WITHIN SUCH RANGE IN THE DISCRETION OF THE BOARD OF DIRECTORS, SUCH AMENDMENT TO BE EFFECTED IN THE SOLE DISCRETION OF THE BOARD OF DIRECTORS WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF OUR STOCKHOLDERS

General

Our stockholders are being asked to approve a reverse stock split of our issued and outstanding shares of common stock at any whole number ratio not less than one-for-six (every six shares would be combined into one) and not greater than one-for-ten (every ten shares would be combined into one), with the exact ratio to be set within such range in the discretion of the Board of Directors.  Our Board of Directors has adopted resolutions (i) declaring the advisability of the reverse stock split; (ii) approving, subject to stockholder approval, an amendment (the “Reverse Split Amendment”) to our Certificate of Incorporation to effect the proposed reverse stock split; and (iii) authorizing any other action it deems necessary to effect the reverse stock split, without further approval or authorization of our stockholders, at any time prior to our next annual meeting of stockholders.  The Reverse Split Amendment is attached to this proxy statement as Appendix A.  Following approval the Reverse Split Amendment at the Annual Meeting, our Board of Directors will have the authority, without further stockholder consent, to effect the Reverse Split Amendment at such time as the Board of Directors may determine is in the best interests of the Company and its stockholders.

Our Board of Directors reserves the right, even after stockholder approval, to forego or postpone the filing of the Reverse Split Amendment if it determines that it is not in the best interests of our Company and our stockholders.  If the Reverse Split Amendment is not implemented by the Board of Directors before the next annual meeting of stockholders, the Reverse Split Amendment will be deemed abandoned, without any further effect.  In such case, the Board of Directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

If approved by our stockholders and implemented by our Board of Directors, the proposed reverse stock split would become effective by filing the Reverse Split Amendment attached to this proxy statement as Appendix A with the Secretary of State of the State of Delaware.  At 5:00 p.m. eastern time on the date of filing the Reverse Split Amendment (the “Effective Time”):

•
each outstanding share of our common stock would automatically be changed into not less than one-sixth (1/6) and not greater than one-tenth (1/10), of a share of common stock, as determined in the discretion of the Board of Directors; and

•
the number of shares of common stock subject to our outstanding options and warrants and the number of shares reserved for future issuances under our stock plans will be reduced by a factor not less than one-sixth (1/6) and not greater than one-tenth (1/10), as determined in the discretion of the Board of Directors, and any applicable exercise price will be appropriately adjusted.

Reasons for the Reverse Stock Split

The reasons for the reverse stock split are generally to increase the per share market price of our common stock and to reduce the number of shares outstanding, which we believe will have several benefits to us and our stockholders.  Our Board of Directors believes that the reverse stock split would, among other things, (i) better enable us to maintain the listing of our common stock on the Nasdaq Capital Market, (ii) facilitate higher levels of stock ownership by institutions whose investment policies generally prohibit investments in lower-priced securities and (iii) better enable us to raise funds to finance our planned operations.

Our common stock is currently listed on the Nasdaq Capital Market.  In order to maintain listing on the Nasdaq Capital Market, we must continue to meet certain financial and corporate governance qualifications.  On October 4, 2011, we received a notice from the Nasdaq Listing Qualifications Department that our common stock had not met the $1.00 per share minimum bid price requirement for 30 consecutive business days for continued listing on the Nasdaq Global Market (which exchange our common stock was listed at the time), as required by Nasdaq Listing Rule 5450(a)(1).  The Nasdaq listing rules provided us a with a grace period of 180 calendar days in which to regain compliance with the minimum bid requirement

On March 22, 2012, we applied to transfer our common stock to the Nasdaq Capital Market which application was approved on April 3, 2012.  By transferring to the Nasdaq Capital Market, we were granted an additional 180-day period in which to regain compliance with the minimum closing bid price requirement.  If, at the conclusion of that 180-day period, we have not achieved compliance, we expect that we would be delisted from the Nasdaq Capital Market.  We believe that the reverse stock split will help us regain compliance with the Nasdaq Global Market or Nasdaq Capital Market listing requirements.

In the event we are unable to regain compliance with the Nasdaq Capital Market listing requirements, our common stock would be delisted.  Following any such delisting, our common stock may be traded over-the-counter on the OTC Bulletin Board or in the “pink sheets.”  These alternative markets, however, are generally considered to be less efficient than, and not as broad as, the Nasdaq Global Market or the Nasdaq Capital Market.  Many OTC stocks trade less frequently and in smaller volumes than securities traded on the Nasdaq markets, which could have a material adverse effect on the liquidity of our common stock.  Additionally, the holders of the warrants to purchase 10,460,875 shares of common stock (without giving effect to the reverse split) could demand that we make a cash payment to them reflecting the Black-Scholes valuation of the warrant at the time of the delisting, the net cash settlement value of which at December 31, 2011, would have been approximately $3.6 million.

Our Board of Directors also believes that an increased stock price may encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus improve liquidity.  Due to the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  Our Board of Directors believes that the anticipated higher market price resulting from the reverse stock split would enable institutional investors and brokerage firms with policies and practices such as those described above to invest in our common stock.

Our Board of Directors believes that it is important to have available for issuance a number of authorized shares of common stock to meet our future corporate needs. If our stockholders approve the Reverse Split Amendment, the additional authorized shares on a post-split basis would be available for issuance for any proper corporate purpose, including future acquisitions, capital-raising transactions consisting of equity or convertible debt, stock dividends or stock splits, or issuances under current and future stock plans.  The shares would be issuable at the discretion of our Board of Directors, without further stockholder action except as may be required for a particular transaction by law or the rules of the Nasdaq Marketplace.  Our Board of Directors believes that the additional shares will provide us with needed flexibility to issue shares in the future without the potential expense and delay incident to obtaining stockholder approval for a particular issuance.

Principal Effects of a Reverse Stock Split

Our Board of Directors believes that the reverse stock split will increase the trading price of our common stock in an amount sufficient to bring us back into compliance with the Nasdaq Capital Market’s minimum bid price listing standard.  Our Board of Directors cannot guarantee, however, that if the reverse stock split is implemented, we will be able to regain compliance with the minimum bid requirement, or that, in the event that we do regain compliance with the minimum bid requirement, the market price per share of our common stock after the effectiveness of the reverse stock split will remain in excess of the $1.00 minimum bid price as required by the Nasdaq Capital Market for continued listing.  In addition, the market price per share of our common stock after the reverse stock split may not increase in proportion to the reduction in the number of shares of common stock outstanding resulting from the reverse stock split, which would reduce our market capitalization.  Even if the reverse stock split is implemented, no assurance can be given that we will be able to continue to comply with the minimum bid price requirement. It is also possible that we would otherwise fail to satisfy another Nasdaq requirement for continued listing of our common stock.

If the Reverse Split Amendment is approved at the Annual Meeting and our Board of Directors elects to effect the proposed reverse stock split, each share of our common stock outstanding immediately prior to the Effective Time would automatically be changed, as of the Effective Time, into not less than one-sixth (1/6) and not greater than one-tenth (1/10) of a share of common stock, as determined in the discretion of the Board of Directors.  In addition, the number of shares of common stock subject to outstanding options and warrants issued by us and the number of shares reserved for future issuance under our 2010 Stock Option and Incentive Plan, will be reduced by a factor not less than one-sixth (1/6) and not greater than one-tenth (1/10), as determined in the discretion of the Board of Directors.

Because the proposed reverse stock split will apply to all issued and outstanding shares of common stock and outstanding rights to acquire common stock, the proposed reverse stock split will not alter the relative rights and preferences of existing stockholders.  In addition, the reverse stock split will not affect the par value of the common stock.  As a result, at the Effective Time of the reverse stock split, the stated capital with respect to the common stock on our balance sheet will be reduced by a factor not less than one-sixth (1/6) and not greater than one-tenth (1/10), as determined in the discretion of the Board of Directors, of its present amount, and the additional paid-in capital account will be credited with the amount by which such stated capital account is reduced.  The per-share net income or loss and the per-share net book value of the common stock will be increased because there will be fewer shares of common stock outstanding.

The following table contains approximate information relating to our common stock under the possible exchange ratios, based on share information as of March 31, 2012:

	Current	1-for-6 Split	1-for-7 Split	1-for-8 Split	1-for-9 Split	1-for-10 Split
Authorized capital stock	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000
Authorized common stock	90,000,000	90,000,000	90,000,000	90,000,000	90,000,000	90,000,000
Issued and reserved shares of common stock:
Common stock outstanding	24,660,755	4,110,126	3,522,965	3,082,594	2,740,084	2,466,076
Common stock reserved for issuance upon exercise of outstanding warrants and stock options	13,524,004	2,254,001	1,932,001	1,690,501	1,502,667	1,352,400
Common stock reserved for issuance under equity incentive plans	336,086	56,014	48,012	42,011	37,343	33,609
Common stock authorized but unissued and unreserved	51,479,155	83,579,859	84,497,022	85,184,894	85,719,906	86,147,915

If the proposed Reverse Split Amendment is approved at the Annual Meeting and effected by our Board of Directors, some stockholders may consequently own less than one hundred shares of common stock.  A purchase or sale of less than one hundred shares, or an “odd lot” transaction, may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers.  Therefore, those stockholders who own less than one hundred shares following the reverse stock split may be required to pay modestly higher transaction costs should they then decide to sell their shares of common stock.

The Reverse Split Amendment would reduce the number of shares of our common stock outstanding and the number of shares reserved for issuance upon conversion or exercise of outstanding warrants and options to purchase common stock.  The Reverse Split Amendment will not, however, change the total number of authorized shares of common stock under our Amended and Restated Certificate of Incorporation, thereby increasing the number of shares of common stock we will have available for issuance in the future.  We currently have 100,000,000 shares of capital stock authorized for issuance, of which 90,000,000 shares are designated as common stock and 10,000,000 shares are classified as undesignated preferred stock.  The Reverse Split Amendment will not alter the 90,000,000 shares of common stock that we are authorized to issue.  However, because we are reducing the number of shares of common stock outstanding by a factor of not less than one-sixth (1/6) and not greater than one-tenth (1/10), as determined in the discretion of the Board of Directors, this will have more authorized shares available for issuance in the future.  The Board of Directors believes that the Company will require substantial additional resources to continue its present operations, fund the continued preclinical GLP studies and first-in-human clinical trials of the Company’s Neo-Kidney Augment, and continue enrollment of the Neo-Urinary Conduit Phase I clinical trial and data permitting, commence later stage clinical trials.  The Board of Directors further believes that a major portion of these additional resources must come from the sale of the Company's common equity or securities convertible or exchangeable into the Company’s common equity securities. Our board has recently authorized the Company to explore all financing alternatives, whether through transactions involving the issuance of additional equity or other, non-dilutive financing transactions. The Company does not, however, currently have any specific plans, arrangements or understandings to issue any of the shares that will be newly available as a result of the approval of the Reverse Split Amendment.

While authorization of the additional shares will not immediately dilute the proportionate voting power or other rights of existing stockholders, future issuances of common stock would reduce the proportionate ownership of existing holders of common stock, and, depending on the price at which such shares are issued, may be dilutive to the existing stockholders.  Shares of the Company's common stock (including the additional shares of common stock that the Company will be authorized to issue if this proposal is approved) and preferred stock may be issued from time to time upon authorization of the Board of Directors, further approval by the stockholders, unless otherwise required by applicable law, and for the consideration that the Board may determine is appropriate and as may be permitted by applicable law.

Holders of our common stock, which has a par value of $0.001 per share, are entitled to one vote for each share held on all matters submitted to a vote of our stockholders and do not have cumulative voting rights.  Holders of common stock are entitled to receive proportionally any dividends as may be declared by our Board of Directors, subject to any preferential dividend rights of outstanding preferred stock.  In the event of our liquidation or dissolution, holders of our common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.  Holders of our common stock have no preemptive, subscription, redemption or conversion rights.  The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of holders of any series of preferred stock that we may designate and issue in the future.

The proposed Reverse Split Amendment would not affect the rights of existing holders of common stock except to the extent that future issuances of common stock will reduce each existing stockholder’s proportionate ownership.  Holders of common stock do not have any preemptive rights to subscribe for the purchase of any shares of common stock, which means that current holders of common stock do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership.

The issuance of additional shares of common stock could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of the Company.  We are not aware of any attempts on the part of a third party to effect a change of control of us, and the amendment has been proposed for the reasons stated above and not for any possible anti-takeover effects it may have.

Stockholders have no dissenter’s right under Delaware law or our Certificate of Incorporation or our Bylaws, as amended, with respect to the reverse stock split.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If this Proposal is approved by our stockholders, and if our Board of Directors concludes that the reverse stock split is in the best interests of the Company and its stockholders prior to the occurrence of our next annual meeting of stockholders, our Board of Directors will file the Reverse Split Amendment and will effect the reverse split at the whole number ratio between one-for-six and one-for-ten, as selected by our Board of Directors in its sole discretion.

As soon as practicable after the Effective Time, the Company will retain an exchange agent (the “Exchange Agent”) for purposes of implementing the exchange of stock certificates.  The Exchange Agent will mail a transmittal form to each holder of record of the Company’s common stock that will be used in forwarding certificates for surrender and the exchange for certificates representing the number of shares of the Company’s common stock the holder is entitled to receive as a consequence of the reverse stock split.  The transmittal form will be accompanied by instructions specifying other details of the exchange.

After receipt of the transmittal form, each holder should surrender the certificates formerly representing shares of the Company’s common stock and, in exchange, will receive certificates representing the number of shares of the Company’s common stock to which the holder is entitled following the reverse stock split.  No stockholder will be required to pay a transfer or other fee to exchange his, her or its certificates.  Stockholders should not send in certificates until they receive a transmittal form from the Company’s Exchange Agent.  In connection with the reverse stock split, the Company’s common stock will change its current CUSIP number.  This new CUSIP number will appear on any new stock certificates issued representing shares of the Company’s post- reverse stock split common stock.

No new certificates will be issued to a stockholder until the stockholder has surrendered to the Exchange Agent his, her or its outstanding certificate(s) together with the properly completed and executed transmittal form.  STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.  Stockholders whose shares are held in book-entry form do not need to submit old share certificates for exchange.  These shares will automatically reflect the new quantity of shares based on the reverse stock split.  Beginning on the Effective Time, each certificate representing pre- reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post- reverse stock split shares.

Treatment of Fractional Shares

We will not issue fractional shares in connection with the reverse stock split.  Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will be automatically entitled to receive an additional fraction of a share of common stock to round up to the next whole share.

Regulatory Effects

The Company is subject to the reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Filing the Reverse Split Amendment to effect the reverse stock split will not affect our reporting requirements under the Exchange Act or our obligation to file publicly financial and other information with the SEC.  If the proposed reverse stock split is effected, we expect our common stock will continue to trade on the Nasdaq Capital Market under the symbol “TNGN” (although Nasdaq likely would add the letter “d” to the end of the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred).

U.S. Federal Income Tax Consequences

The following is a general summary of certain material U.S. federal income tax consequences of the Reverse Stock Split Amendment and does not purport to be a complete discussion of all of the possible federal income tax consequences of a reverse stock split.  This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, or “the Code,” existing Treasury Regulations under the Code and current administrative rulings and court decisions, all of which are subject to change or different interpretation.  It does not address the alternative minimum tax provisions of the Code or any state, local or foreign income or other tax consequences.  Also, it does not address the tax consequences to holders that are subject to special tax rules, including, but not limited to, banks or other financial institutions, insurance companies, regulated investment companies, mutual funds, grantor trusts, S corporations, partnerships or other pass-through entities, real estate investment trusts, personal holding companies, foreign entities, nonresident alien individuals, former citizens or longtime residents of the United States, broker-dealers, traders in securities, retirement plans, or tax-exempt entities.  Further, this summary assumes that the old shares of common stock were, and the new shares of common stock received in the reverse stock split will be, held as a “capital asset,” (generally, property held for investment) as that term is defined in the Code.

We have not sought and will not seek any ruling from the Internal Revenue Service with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the Internal Revenue Service will agree with such statements and conclusions.  The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.  Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

We believe that a reverse stock split will qualify as a “recapitalization” described in Section 368(a)(1)(E) of the Code.  Assuming that the reverse stock split qualifies as a recapitalization, a stockholder of the Company who exchanges his or her old shares of common stock solely for new shares of common stock will recognize no gain or loss for federal income tax purposes on the exchange.  Further assuming that the mathematical rounding-off of the number of shares of common stock to be received in the exchange will be done solely for the purpose of simplifying the corporate and accounting problems that would be caused by the actual issuance of fractional shares and that such rounding-off has therefore not been separately bargained-for by any stockholder, no gain or loss should be recognized by reason of the rounding-off transaction.

A stockholder’s aggregate tax basis in the new shares of common stock received in the reverse stock split will be the same as his or her aggregate tax basis in the old shares of common stock.  The holding period of the new shares of common stock received by such stockholder in the reverse stock split will include the period during which the old shares of common stock surrendered in the exchange were held.

Board Discretion to Implement the Reverse Stock Split

If the proposed Reverse Split Amendment is approved at the Annual Meeting, our Board of Directors may, in its sole discretion, at any time prior to our next annual meeting of stockholders, authorize a reverse stock split at a whole number ratio not less than one-for-six and not greater than one-for-ten, with the exact ratio to be set within such range in the discretion of the Board of Directors, and file the Reverse Split Amendment with the Secretary of State of the State of Delaware.  The determination by our Board of Directors will be based on various factors, including existing and expected trading prices for our common stock, the Nasdaq Capital Market listing requirements, market conditions, the likely effect of business developments on the market price for our common stock, our additional funding requirements and the number of authorized but unissued shares of our common stock.  Notwithstanding the approval by the stockholders of the Reverse Split Amendment at the Annual Meeting, our Board of Directors may, in its sole discretion, determine not to implement the reverse stock split.  If the Board of Directors does not implement the reverse stock split before our next annual meeting of stockholders, the authorization provided to the Board of Directors at this Annual Meeting to effect a reverse stock split at a whole number ratio not less than one-for-six and not greater than one-for-ten will no longer have any effect.  In any such event, the Board of Directors would need to seek stockholder approval again at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

Required Vote

The affirmative vote of the majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is needed to approve this Proposal 2.

Board Recommendation

Our Board of Directors unanimously recommends a vote “FOR” the proposal to approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock at a whole number ratio not less than one-for-six and not greater than one-for-ten, with the exact ratio to be set within such range in the discretion of the Board of Directors, such amendment to be effected prior to our next annual meeting of stockholders in the sole discretion of the Board of Directors without further approval or authorization of our stockholders.

 PROPOSAL 3— RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.  Ernst & Young LLP has served as our independent registered public accounting firm since fiscal 2009.  Although stockholder approval of the selection of Ernst & Young is not required, our Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection.  If this proposal is not approved at the Annual Meeting, the Audit Committee has agreed to reconsider its selection of Ernst & Young, but will not be required to take any action.  Further, even if the appointment of Ernst & Young LLP as our independent registered public accounting firm is ratified, the Audit Committee may, in its discretion, change the appointment at any time during the year should it determine such a change would be in the best interest of the Company and the stockholders.

Required Vote

The affirmative vote of the majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is needed to approve this Proposal 3.

Board Recommendation

Our Board of Directors recommends that stockholders vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors, executive officers, and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock.  Based solely on our review of copies of Section 16(a) reports furnished to us and representations made to us, we believe that during fiscal 2011 our officers, directors, and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements, except that, due to an administrative oversight, Medtronic, Inc. was not timely in filing its Form 3.

Stockholder Proposals for the 2013 Annual Meeting

Under our bylaws, stockholders who wish to present proposals for action, or to nominate directors (including proposals to be included in our proxy statement and form of proxy card pursuant to Rule 14a-8 under the Exchange Act), at our 2013 annual meeting of stockholders (that is, the next annual meeting following the Annual Meeting to which this Proxy Statement relates) must give written notice thereof to the Secretary of Tengion at the address set forth on the cover page of this Proxy Statement in accordance with the then current provisions of our bylaws. The bylaws currently require that such notice be given not more than 120 days nor less than 90 days prior to the first anniversary of the mailing of the proxy materials related to this year’s Annual Meeting (i.e., no earlier than December 25, 2012 and no later than January 24, 2013). If, however, we advance or delay the date of the next annual meeting by more than 30 days, notice by the stockholder must be given not later than the later of (i) 90 days in advance of such annual meeting or, (ii) the tenth day following our first public announcement of the date of such meeting. Stockholder notices must contain the information required by Section 2.1 of our bylaws.

 CORPORATE GOVERNANCE

General

This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct described below are available on our website at www.tengion.com. Alternatively, you can request a copy of any of these documents by writing to: Investor Relations, Tengion, Inc., 3929 Westpoint Boulevard, Suite G, Winston-Salem, North Carolina, 27103. Our Board of Directors believes that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders.

Corporate Governance Guidelines

Our Board of Directors adopted corporate governance guidelines to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of Tengion and our stockholders.  These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

•	the principal responsibility of the directors is to oversee management of the Company;

•	a majority of the members of the Board shall be independent directors;

•	the independent directors meet regularly in executive session;

•	directors have full and free access to senior executives and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	the Board and its committees will conduct a self-evaluation at least annually to determine whether they are functioning effectively.

Board Determination of Independence

Rule 5605 of the Nasdaq Marketplace Rules requires a majority of a listed Company’s Board of Directors to be comprised of independent directors within one year of listing.  In addition, Nasdaq Marketplace Rules require that, subject to specified exceptions, each member of a listed Company’s audit, compensation and nominating and governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Under Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed Company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed Company or any of its subsidiaries; or (2) be an affiliated person of the listed Company or any of its subsidiaries.

In March 2012, our Board of Directors undertook a review of the composition of our Board of Directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board of Directors determined that none of Carl-Johan Dalsgaard, M.D., Ph.D., Scott D. Flora, Diane K. Jorkasky, M.D., Richard Kuntz, M.D., M.Sc., Lorin J. Randall, or David I. Scheer, representing six of seven of our directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules.  In making such determination, the Board of Directors considered the relationships that each such non-employee director has with our Company and other facts and circumstances the Board of Directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

There are no family relationships among any of our directors or executive officers.

Board Meetings and Attendance

Our Board of Directors currently consists of seven directors.  Our Board of Directors held 12 meetings, either in person or by teleconference, during the year ended December 31, 2011 and also acted by unanimous written consent from time-to-time.  During 2011, each of our current directors attended at least 75% of the aggregate number of Board meetings and meetings held by all committees on which he/she then served.  Our independent directors have the opportunity to meet separately in executive session following each regularly scheduled Board meeting.  Directors are expected to attend the Annual Meeting.  Three directors attended the 2011 annual meeting of stockholders.

Board Committees

Our Board of Directors has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (Exchange Act), a Compensation Committee, a Technology Committee, and a Governance and Nominating Committee, each of which is comprised entirely of independent directors.  Our Board of Directors may, from time-to-time, establish other committees to assist the Board of Directors in the discharge of its responsibilities.  Our Board of Directors has adopted charters for the Audit Committee, Compensation Committee, Technology Committee, and Governance and Nominating Committee, current copies of which are available on our website at www.tengion.com.  A summary description of the committees of our Board of Directors follows.

Audit Committee

Our Audit Committee held four meetings in 2011 and also acted by unanimous written consent from time-to-time.  The current members of our audit committee are Lorin J. Randall, who is the chair of the committee, Scott D. Flora, and David I. Scheer.  All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board has determined that Mr. Randall is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Messrs. Randall, Flora and Scheer are independent directors as defined under the applicable rules and regulations of the SEC and Nasdaq.

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee:

•	evaluates the independent auditors’ qualifications, independence and performance;

•	determines the engagement of the independent auditors; reviews and approves the scope of the annual audit and the audit fee;

•	discusses with management and the independent auditors the results of the annual audit and the review of our quarterly financial statements;

•	approves the retention of the independent auditors to perform any proposed permissible non-audit services;

•	monitors the rotation of partners of the independent auditors on our engagement team as required by law;

•	reviews our critical accounting policies and estimates;

•	oversees our internal audit function; and

•	reviews the audit committee charter and the audit committee’s performance at least annually.

Compensation Committee

Our Compensation Committee held six meetings in 2011 and also acted by unanimous written consent from time-to-time.  The current members of our Compensation Committee are Mr. Flora, who is the chair of the committee, Richard E. Kuntz, M.D., M.Sc., Mr. Randall, and Mr. Scheer.  Each of the members of our Compensation Committee is independent under the applicable rules and regulations of the SEC, Nasdaq and the Internal Revenue Service.

Our Compensation Committee oversees our compensation philosophy, policies and practices. Among other matters, the Compensation Committee:

•	reviews and recommends policies relating to compensation and benefits of our employees;

•	evaluates the performance of the chief executive officer in light of Company and individual objectives that have been approved by the Board of Directors;

•	recommends the compensation of the chief executive officer to the Board of Directors based upon such evaluation;

•	reviews and approves individual goals and objectives relevant to compensation of our executive officers, other than the chief executive officer;

•	evaluates the performance of these executive officers in light of those goals and objectives and sets their compensation based on such evaluations;

•	administers the issuance of stock options and other awards under our stock plans;

•	reviews on an annual basis the compensation of non-employee members of the Board of Directors and makes recommendations to the Board of Directors regarding any changes thereto; and

•	reviews and evaluates, at least annually, the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter.

Technology Committee

The Technology Committee held one meeting in 2011.  The members of our Technology Committee are Dr. Kuntz, who is the chair of the committee, Carl-Johan Dalsgaard, M.D., Ph.D. and Diane K. Jorkasky, M.D.  The Technology Committee is responsible for assisting the Board of Directors with respect to its oversight responsibilities in the areas of the Company’s research and development and technology strategies and initiatives.  Among other matters, the Technology Committee:

•	reviews and evaluates the Company’s pipeline of research and development programs;

•	reviews and evaluates the Company’s research and development strategies and goals in order to assist the Board in making informed decisions with respect to approving such strategies and goals;

•	identifies and discusses significant emerging science and technology trends and the potential impact of such trends on the Company’s business and research and development operations; and

•	oversees risk management in the area of human clinical trials and pre-clinical animal studies, including the periodic review or policies and procedures related to the same.

Governance and Nominating Committee

The Governance and Nominating Committee held four meetings in 2011.  The members of our Governance and Nominating Committee are Mr. Scheer, who is the chair of the committee, Dr. Dalsgaard, and Dr. Jorkasky.  The Governance and Nominating Committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors. In addition, the Governance and Nominating Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to our Board of Directors concerning governance matters.

Director Nomination Process

The process followed by our Governance and Nominating Committee to identify and evaluate candidates includes requests to members of our Board of Directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates.  In considering whether to recommend any candidate for inclusion in our Board of Directors’ slate of recommended director nominees, including candidates recommended by stockholders, the Governance and Nominating Committee considers many factors.  Our Governance and Nominating Committee does not have a formal diversity policy; however, its goal is to nominate candidates from a broad range of experiences and backgrounds who can contribute to our Board of Directors’ deliberations by reflecting a range of perspectives, thereby increasing its overall effectiveness.  In identifying and recommending nominees for positions on our Board of Directors, our Governance and Nominating Committee places primary emphasis on the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, age, conflicts of interest, and the ability to act in the interests of all stockholders.  The Governance and Nominating Committee seeks to ensure that the Board of Directors has an appropriate range of expertise, talents, experiences and viewpoints, and considers those diversity considerations, in view of the needs of the Board of Directors as a whole, when making decisions on director nominations.  The Governance and Nominating Committee does not assign specific weights to particular factors and no particular factor is a prerequisite for each nominee.  We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our Board of Directors to fulfill its responsibilities.  In the case of an incumbent director whose term of office is set to expire, the Governance and Nominating Committee reviews such director’s overall service to the Company during the director’s term.  In the case of a new director candidate, the Governance and Nominating Committee reviews whether the nominee is “independent,” based on the Nasdaq Marketplace Rules and applicable SEC rules and regulations, if necessary.

Stockholders may recommend individuals to the Governance and Nominating Committee for consideration as potential director candidates by timely submitting their name, along with the additional information and materials required by our Bylaws, to our Governance and Nominating Committee at Tengion, Inc., 3929 Westpoint Boulevard, Suite G, Winston-Salem, North Carolina, 27103, Attention: Secretary.  Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Governance and Nominating Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria discussed above.

Board Leadership Structure and Board’s Role in Risk Oversight

The positions of chairman of the board and chief executive officer have been separated since our inception in July 2003.  Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management.  Our Board of Directors recognizes the time, effort, and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the Board of Directors’ oversight responsibilities continue to grow.  Our Board of Directors also believes that this structure ensures a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors.  This leadership structure also is preferred by a significant number of our stockholders. Our Board of Directors believes its administration of its risk oversight function has not affected its leadership structure.

While our bylaws and corporate governance guidelines do not require that our chairman and chief executive officer positions be separate, our Board of Directors believes that having separate positions and having an independent outside director serve as chairman is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success.  We face a number of risks, including risks relating to product candidate development, technological uncertainty, dependence on collaborative partners, uncertainty regarding patents and proprietary rights, comprehensive government regulations, having no commercial manufacturing experience, marketing or sales capability or experience, and dependence on key personnel. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our Board of Directors is actively involved in oversight of risks that could affect us.  This oversight is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees, but the full Board of Directors has retained responsibility for general oversight of risks.  Our Board of Directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our Company as our Board of Directors believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight.

Communications with the Independent Directors

We have established a process for stockholders to send communications to the members of our Board of Directors.  Stockholders may send such communications by mail addressed to our full Board of Directors, a specific member or members of the board, or to a particular committee of the board, at 3929 Westpoint Boulevard, Suite G, Winston-Salem, North Carolina, 27103, Attention: Secretary.  All such communications will be opened by our Secretary for the sole purpose of determining whether the contents represent a message to our directors.  Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee.  In the case of communications to our Board of Directors or any individual director or group or committee of directors, our Secretary will make sufficient copies of the contents to send to such director or each director who is a member of the group or committee to which the envelope is addressed.

Code of Ethics

We have adopted a code of business conduct and ethics, referred to as our Ethics and Integrity Standard, which applies to all of our employees, officers and directors, including those officers responsible for financial reporting.  The code of business conduct and ethics is available on our website at www.tengion.com.  Any amendments to the code, or waivers of its requirements, will be disclosed on our website.

Report of the Audit Committee

The following Report of the Audit Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1934, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference therein.

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2011 and discussed them with the Company’s management and the Company’s independent registered public accounting firm.

The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by Rule 3526, Communication with Audit Committees Concerning Independence, as adopted by the Public Company Accounting Oversight Board, and has discussed with the Company’s independent registered public accounting firm matters relating to its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

We have selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.  The selection was based on a number of factors, including the competence of Ernst & Young LLP in the fields of accounting and auditing.

By the Audit Committee of the Board of Directors of Tengion, Inc.

Lorin J. Randall, Committee Chair
Scott D. Flora
David I. Scheer

Information About Fees of Independent Registered Public Accounting Firm

The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	2011	2010
Audit fees	$295,000	$472,500
Audit-related fees	18,000	5,000
Tax fees	16,000	20,000
All other fees	—	—
Total fees	$329,000	$497,500

Audit Fees include fees for services associated with the annual audit and the reviews of the Company’s quarterly reports on Form 10-Q.  Audit fees for 2010 also include $257,000 of fees for professional services rendered in connection with our initial public offering of common stock.  Audit-related fees principally included accounting consultation and due diligence services.  Tax fees included tax compliance, tax advice, and tax planning services.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services and related fees that are to be performed by our independent registered public accounting firm.  These policies generally provide that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee.  The Audit Committee has delegated to the chair of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm.  Any approval of services by the chair of the Audit Committee pursuant to this delegated authority is reported on at the next regular meeting of the Audit Committee.

Certain Relationships and Related Transactions

Item 404(a) of Regulation S-K requires us to disclose in our proxy statement any transaction since January 1, 2011, involving more than $120,000 in which we are a participant and in which any related person has or will have a direct or indirect material interest. A related person is any executive officer, director, nominee for director, holder of 5% or more of our common stock, or an immediate family member of any of those persons.

Policies and Procedures Regarding Review, Approval, or Ratification of Related Person Transactions

In accordance with its charter, the Audit Committee is responsible for reviewing and approving the terms and conditions of all related person transactions.  In carrying out its responsibilities, the Audit Committee reviews and considers information regarding the related person transaction as it deems appropriate under the circumstances, which may include information such as the related person’s interest in the transaction, the approximate dollar value involved in the transaction, whether the transaction was undertaken in the ordinary course of business, whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party and the purpose of, and the potential benefits to us of, the transaction.  The Audit Committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is not inconsistent with our best interests.

March 2011 Equity Financing

In March 2011, we closed a private placement transaction pursuant to which we sold securities consisting of 11,079,250 shares of common stock and warrants to purchase 10,460,875 shares of common stock.  The purchase price per security was $2.83.  Upon the closing of the private placement, Medtronic, Inc. became a beneficial owner of more than 5% of our voting securities.  In connection with the private placement, we entered into a Right of First Refusal and Right of First Negotiation Agreement with Medtronic, Inc. pursuant to which we granted Medtronic a right of first refusal to the license, sale, assignment, transfer or other disposition by us of any material portion of intellectual property (including patents and trade secrets) or other assets related to our Neo-Kidney Augment program (an NKA transaction) until October 31, 2013.  Additionally, from November 1, 2013 through July 1, 2014, Medtronic will have a right of first negotiation with respect to an NKA transaction, with an option to convert that right of first negotiation to a right of first refusal. Dr. Kuntz, who is a member of our Board of Directors, is an executive officer of Medtronic, Inc.  Additionally, funds affiliated with HealthCap Venture Capital, which prior to the offering beneficially owned 14.4% of our voting securities, became the beneficial owner of up to 25.99% of our voting securities.  Dr. Dalsgaard, who is a member of our Board of Directors, is affiliated with HealthCap Venture Capital.  Neither Dr. Kuntz nor Dr. Dalsgaard participated in any discussions or negotiations related to the private placement and Dr. Kuntz did not participate in any discussions or negotiations related to the Right of First Refusal and Right of First Negotiation Agreement.

The following table summarizes the participation in the private placement by any of our current directors, executive officers, 5% stockholders or any member of the immediate family of any of the foregoing persons:

Name	Aggregate consideration paid	Shares of common stock Issued	Shares of common stock underlying outstanding warrants
HealthCap Venture Capital	$7,000,005	2,473,500	2,473,500
Medtronic, Inc.	$7,000,005	2,473,500	1,855,125
Deerfield Management Co.	$2,999,998	1,060,070	1,060,070
Great Point Partners, LLC	$2,830,000	1,000,000	1,000,000
Empery Asset Management, LP	$2,500,008	883,395	883,395

Agreements with Stockholders

We previously entered into an investor rights agreement with holders of registrable securities (as such term is defined in our investor rights agreement).  The investor rights agreement provides, among other things, that such holders have the right to (a) demand that we file a registration statement, subject to certain limitations, and (b) request that their shares be covered by a registration statement that we are otherwise filing.

In connection with our March 2011 private placement of our common stock and warrants to purchase common stock to investors, we entered into a securities purchase agreement and a registration rights agreement on March 4, 2011 with such investors.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors, executive officers and certain of our key employees. As permitted by the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation that limit or eliminate the personal liability of our directors to us for monetary damages for a breach of their fiduciary duty as a director, except for liability for any:

•	breach of the director’s duty of loyalty to us or our stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

•	transaction from which the director derived an improper personal benefit.

Pursuant to our amended and restated certificate of incorporation and amended and restated bylaws, we are obligated, to the maximum extent permitted by Delaware law, to indemnify each of our directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation.  A “director” or “officer” includes any person who is or was a director or officer of us or as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, limited liability Company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity which such person is or was serving at our request, but does not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the Company with respect to such person’s activities prior to said transaction unless specifically authorized by our Board of Directors or our stockholders.  Pursuant to our amended and restated bylaws, we also the power to indemnify our employees to the extent permitted under Delaware law.  Our amended and restated bylaws provide that we shall advance expenses to directors in connection with any proceeding in which such director is involved because of his or her status as a director and we may, at the discretion of our Board of Directors, advance expenses to officers and employees in connection with any proceeding in which such officer or employee is involved because of his or her status as such.  Our amended and restated bylaws permit us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of us or, at our request, served in such a capacity for another enterprise.

 INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

 Executive Officers

The following table sets forth certain information about our current executive officers.

Name	Age	Position(s)
John L. Miclot	53	President and Chief Executive Officer, Director
Timothy Bertram, D.V.M., Ph.D.	57	President, Research and Development and Chief Scientific Officer
A. Brian Davis	45	Chief Financial Officer and Vice President, Finance

John L. Miclot has served as a director of our Company and as our President and Chief Executive Officer since December 2011.  Prior to joining our Company, Mr. Miclot was an Executive-in-Residence at Warburg Pincus from March 2010 to March 2011.  He was President and Chief Executive Officer of CCS Medical, Inc., a company owned by Warburg Pincus and a provider of products and services for patients with chronic diseases, from November 2008 until completion of a financial restructuring of the Company in March 2010.  From 2003 to 2008, Mr. Miclot served as President and Chief Executive Officer of Respironics, Inc. until the sale of the Respironics to Royal Philips.  Mr. Miclot served as Chief Executive Officer of Philips Home Healthcare Solutions following the acquisition of Respironics, Inc. by Royal Philips.  Mr. Miclot spent 10 years in senior roles at Respironics, ultimately serving as President and Chief Executive Officer from 2003 to 2008.  Mr. Miclot joined Respironics in 1998 when it acquired Healthdyne Technologies, Inc., a medical device Company.  Mr. Miclot served as the Senior Vice President of Sales and Marketing Healthdyne from 1995 to 1998. Earlier in his career, he held sales and marketing roles at Medex, Ohmeda, Baxter Edwards, and DeRoyal Industries.  Mr. Miclot is a director of Wright Medical Group, Inc., Dentsply International Inc., and Body Media and serves as Chairman of the Board of Directors of Breathe Technologies, Inc.  He is also a director of the Pittsburgh Zoo & PPG Aquarium and Burger King Cancer Caring Center. He earned his B.B.A. in marketing from the University of Iowa.

Timothy Bertram, D.V.M., Ph.D., has served as our Chief Scientific Officer and President, Research and Development since November 2011 and previously served as our Chief Scientific Officer and Executive Vice President, Science and Technology from October 2010 to November 2011 and our Senior Vice President, Science and Technology from August 2004 to October 2010.  Dr. Bertram is responsible for leading our research and development efforts.  Prior to joining us, Dr. Bertram served as a senior scientific executive at Pfizer, a large multi-national pharmaceutical Company, from 1999 to 2004, and held a similar position at SmithKline Beecham Pharmaceuticals, a large multi-national pharmaceutical and healthcare Company, from 1996 to 1999, and Procter & Gamble Co., a large multi-national Company that manufactures consumer goods, from 1989 to 1996. He was a faculty member at the University of Illinois from 1984 to 1987 and was a visiting scientist to the National Institutes of Health from 1987 to 1989. Dr. Bertram received a D.V.M. and Ph.D. from Iowa State University and completed post-doctoral studies in cell signaling pathways.

A. Brian Davis has served as our Chief Financial Officer and Vice President, Finance since August 2010. From April 2009 to July 2010, Mr. Davis served in a consulting capacity as Chief Financial Officer of Neose Technologies, Inc.  From 1994 to April 2009, Mr. Davis was employed by Neose Technologies, Inc., a biopharmaceutical company focused on the development of next-generation therapeutic proteins, where he served most recently as Senior Vice President and Chief Financial Officer.  From 1991 to 1994, Mr. Davis was employed by MICRO HealthSystems, Inc., a provider of healthcare information systems, where he served most recently as Corporate Controller.  Mr. Davis is licensed as a Certified Public Accountant, received his B.S. in accounting from Trenton State College and his MBA from the Wharton School of the University of Pennsylvania.

Compensation Discussion and Analysis

Objectives and Philosophy of Executive Compensation

We are a performance-based company.  We have designed a compensation program that allows us to attract, retain, and reward motivated, knowledgeable, and results-oriented associates focused on achieving the strategic goals of the Company.  The program provides for payment of base salaries combined with significant potential upside from variable incentives based on achievement of annual and strategic goals.  Our compensation program is structured to reward both annual and long-term results.  The program is based on industry benchmarks and links incentives to achievement of objectives approved by the Board of Directors.

The Compensation Committee of our Board of Directors oversees our compensation philosophy, policies and practices. The Compensation Committee also

•	reviews and recommends policies relating to compensation and benefits of our employees;

•	evaluates the performance of the chief executive officer in light of Company and individual objectives that have been approved by the Board of Directors;

•	recommends the compensation of the chief executive officer to the Board of Directors based upon such evaluation;

•	reviews and approves individual goals and objectives relevant to compensation of our executive officers, other than the chief executive officer;

•	evaluates the performance of these executive officers in light of those goals and objectives and sets their compensation based on such evaluations; and

•	administers the issuance of stock options and other awards under our stock plans.

As a smaller reporting company, the Company was not required to seek shareholder approval of the compensation of its named executive officers at the annual meeting of stockholders held in 2011.  The Company is not seeking stockholder approval of the compensation of the named executive officers at this Annual Meeting.

Corporate Objectives

Corporate objectives for each fiscal year are established during the fourth quarter of the preceding year or the first quarter of the year and are the basis for determining corporate performance for the year.  The key strategic corporate, financial and operational goals that are established by our Compensation Committee include clinical trial progress; preclinical product candidate development; and implementation of appropriate financing and business development strategies.

Individual Objectives

Individual objectives also are established for each executive officer, other than the chief executive officer, by the chief executive officer at approximately the same time as the corporate objectives are established. Our chief executive officer does not have separate individual performance objectives.  Rather, our CEO’s objectives are generally the same as the corporate objectives, with strong consideration given to how, within the Compensation Committee’s and board’s opinion, his leadership impacts our ability to achieve our objectives.  These objectives represent significant milestones to be met by each executive, along with, in certain circumstances, dates for achieving those milestones. Factors are identified and specified that will be used to measure success in reaching the goal or objective. Objectives are established based on the executive’s principal areas of responsibility.  For example, our scientific executives have measurable objectives established for areas such as key research or scientific milestones and our clinical executives will be measured by clinical trial progress.  Our Compensation Committee also retains the discretion to consider an executive’s accomplishments other than enumerated objectives when evaluating an executive’s performance.

Evaluations

Toward the end of each fiscal year, the Compensation Committee begins its assessment of individual and corporate performance against stated goals for the year.  When discussing performance evaluations and setting new compensation levels, the Compensation Committee considers recommendations from our chief executive officer regarding the compensation for executive officers other than himself.  Our chief executive officer does not participate in determining the amount of his own compensation. With the exception of our chief executive officer, the Compensation Committee has the final authority regarding the overall compensation structure for the executive officers. In the case of our chief executive officer, the Compensation Committee evaluates our chief executive officer’s performance, with significant input and recommendations from the chairman of the Board of Directors, and recommends compensation levels to the Board of Directors.

The Compensation Committee evaluates individual executive performance with the goal of setting target compensation at levels the committee believes are competitive and in a range determined using data from companies of similar size and stage of development operating in the biotechnology industry, taking into account the executive’s prior experience, our relative performance and our own strategic goals. In order to ensure that we continue to remunerate our executives appropriately and consistently with market information, we participate in, and review data from, certain compensation surveys, and may confer with outside compensation consultants.

Elements of Executive Compensation

Executive compensation consists of the following elements:

Base Salary.  Base salaries of our employees are primarily tied to benchmarking at the 50th percentile and are tied to annual company and individual objectives. Base salaries may be adjusted from time to time during the year in connection with promotions that may occur or in order to adjust a named executive officer’s salary in light of market conditions.

Our peer group, which we identified in March 2010, is composed of the U.S.-based, publicly-traded companies in the pharmaceutical, biotechnology and life sciences industries listed below.  At the time of selecting this peer group, these companies had little to no revenue, an average market capitalization of $100.7 million, fewer than 150 employees, and product candidates in Phase I or Phase II clinical trials.  The companies in this peer group are:

Achillion Pharmaceuticals, Inc.	AVI BioPharma	EntreMed	Neurocrine Biosciences
Anadys Pharmaceuticals	Capstone Therapeutics	Icagen	Oncogenex Pharmaceuticals
ArQule	Celldex Therapeutics	Insmed	Peregrine Pharmaceuticals
Arrowhead Research Corporation	Cytokinetics	Keryx	SuperGen
Athersys, Inc.	CytRx Corp.	Molecular Insight Pharmaceuticals

In February 2012, the Compensation Committee reviewed the list of companies in its peer group and revised the list to better reflect the Company’s peers.  The new peer group includes companies that are publicly traded, U.S.-based biotechnology companies that have product candidates in Phase II or Phase III clinical trials, fewer than sixty employees, and a market value of less than $200 million.  The companies in the new peer group are:

Adeona Pharmaceuticals, Inc.	Capstone Therapeutics	CytRx Corp.	MediciNova, Inc.
Advaxis, Inc.	Cardium Therapeutics, Inc.	EntreMed	Oncogenex Pharmaceuticals
Astex (Formerly SuperGen)	Celldex Therapeutics	GenVec, Inc.	OXiGENE, Inc.
Athersys, Inc.	Cortex Pharmaceuticals, Inc.	Hemispherx Biopharma, Inc.	Peregrine Pharmaceuticals
AVI BioPharma	Cyclacel Pharmaceuticals, Inc.	Insmed	Rexahn Pharmaceuticals, Inc.
Bionovo, Inc.	Cytokinetics	Keryx	Soligenix, Inc.

In general, base salaries are reviewed annually and adjusted based on market levels and individual performance, generally increasing between zero and seven percent each year.  For fiscal 2012, our Compensation Committee determined that the salaries of Dr. Bertram and Mr. Davis should be increased to a greater degree given their increased responsibilities.  Accordingly, the Compensation Committee approved the base salary increases for our named executive officers as set forth in the following table:

Named Executive Officer	2011 Actual Base Salary	2012 Approved Base Salary(2)	2011 Percentage Increase
John L. Miclot (1)	$450,000	$450,000	0.0%
Timothy Bertram, D.V.M., Ph.D.	$317,173	$370,625	16.9%
A. Brian Davis	$293,550	$318,848	8.6%
_______________________________
(1)	Mr. Miclot joined the Company in December 2011.
(2)	We set our annual salary increases effective as of February 1 of each year.

Annual Performance Bonus.  The Compensation Committee has the authority to award annual performance bonuses to our executive officers. Annual bonuses are designed to provide incentives based on the achievement of annual company and individual objectives.  The target bonus percentage of our employees are benchmarked at the 50-75th percentile and are tied to the achievement of annual Company and individual objectives, which consist of the critical success factors for achievement of the company objectives.  As the Company demonstrates progress on achieving Company objectives, or for transformational hires or for key employees who are instrumental in transformational events, it is anticipated the target bonus percentage will be benchmarked increasingly closer to the 75th percentile.  If the Company or the employee exceeds the objectives, then the bonus payable to the employee could exceed the targeted percentages of base salary.  Each of our executive officers is eligible to receive an annual performance bonus based upon a targeted percentage of base salary.  The targeted bonus level for a particular executive is determined by the executive officer’s title, with each level differentiated as follows:

Name and Title	2011 Target Bonus as a Percentage of Base Salary	2012 Target Bonus as a Percentage of Base Salary
John L. Miclot, President and Chief Executive Officer (1)	(1)	50%
Timothy Bertram, D.V.M., Ph.D. President, Research and Development and Chief Scientific Officer	35%	40%
A. Brian Davis, Chief Financial Officer and Vice President, Finance	35%	35%
_______________________________
(1)           Mr. Miclot joined our Company in December 2011, and did not receive any bonus for the 2011 year.

The performance objectives are generally objectively determinable and measurable and their outcomes are substantially uncertain at the time established.  When we set the 2011 goals, we considered them to be ambitious, but attainable and designed to cause bonus payments to reflect meaningful performance requirements.  Our Chief Executive Officer, John L. Miclot, joined our Company in December and, therefore, he was not paid any bonus in respect of 2011.

In 2011, the following Company objectives were established:

•	achieve initial interim clinical follow-up on five patients in Neo-Urinary Conduit clinical trial;

•	clarify path to clinical trials for Neo-Kidney Augment development program;

•	evaluate alternative regulatory pathways for Neo-Kidney Augment development program; and

•	achieve the foregoing objectives within Company approved budget.

In December 2011, the Compensation Committee determined the Company had achieved 60% of the 2011 Company objectives.  In making its determination, the Compensation Committee considered the fact that the Company objective to conduct interim assessments on the initial Neo-Urinary Conduit patients was not fully met.  Our Compensation Committee determined that the other Company objectives were met and, in February 2012, also determined that the individual objectives of our executive officers were substantially met.

The Compensation Committee also determined that our executive officers had achieved certain important objectives that had not previously been identified as part of the 2011 annual objective process.  These other important objectives included completing a $31 million equity financing, designing and executing a restructuring plan to extend the Company’s cash runway, and managing the Company without a chief executive officer for six months during the year.

The Compensation Committee evaluated each of our named executive officers’ performance relative to their pre-established individual performance objectives and also took into consideration for each named executive officer, his or her other accomplishments during 2011 including, specifically, those identified above.  With regard to Dr. Bertram and Mr. Davis, Mr. Miclot recommended, and the committee agreed, that the accomplishments identified above warranted a 100% payout on each of their respective individual performance targets.  We believe that the 2011 bonus payouts for the executive officers accurately reflect and properly reward such executives for the progress and accomplishments, including achievement of the 2011 annual objectives and other the important Company objectives enumerated above that had not been identified at the time performance targets were established.

In 2011, the business objectives, potential awards, results, and actual payouts, which were paid in February 2012, were as follows.

Name and Title	Individual Performance Objectives	Target Bonus as a Percentage of Base Salary	Percent of Company Target Achieved	Percent of Individual Target Achieved	Payout
John L. Miclot President and Chief Executive Officer(1)	Not applicable	—	—	—	—

Timothy Bertram, D.V.M., Ph.D. President, Research and Development and Chief Scientific Officer	Support Neo-Urinary Conduit clinical trial; support Neo-Bladder Augment development strategy; complete certain Neo-Kidney Augment initial preclinical studies; evaluate technology platform for Neo-GI Augment; lead scientific publication strategy.	35%	60%	100%	$79,655

A. Brian Davis Chief Financial Officer and Vice President, Finance	Lead equity financing strategies in 2011; explore non-dilutive financing alternatives; managing Company’s resources and budget; lead effort to further develop financial controls and disclosure controls and procedures.	35%	60%	100%	$72,256
________________________________
(1)	Mr. Miclot joined our Company in December 2011, and therefore, neither had any performance objections nor received a bonus for 2011.

In March 2012, the following Company objectives for 2012 were established:

•	define the surgical procedure for implanting the Neo-Urinary Conduit in the ongoing Phase I clinical trial and, data permitting, implant up to seven patients during 2012;

•	submit a pre-IND filing with the U.S. FDA for the Neo-Kidney Augment development program during the first half of 2012;

•	evaluate alternative regulatory pathways for Neo-Kidney Augment development program and recommend strategy for execution; and

•	achieve the foregoing objectives within the Company approved budget.

The 2012 individual performance objectives for each of our named executive officers are identical to the Company objectives.

Long-Term Incentive Program.    We believe that long-term performance will be enhanced through equity awards that reward our employees for maximizing stockholder value over time and that align the interests of our employees and management with those of stakeholders.  The Compensation Committee believes that the use of equity awards offers the best approach to achieving our compensation goals because equity ownership ties a significant portion of an executive’s compensation to the performance of our stock.  We have historically elected to use stock options and restricted stock to provide long-term equity incentives.

Stock Options and Restricted Common Stock.  Our 2010 Stock Option and Incentive Plan, or the Plan, authorizes us to grant options to purchase shares of common stock to our employees, directors and consultants.  Our Board of Directors has delegated oversight of the administration of our stock option plans to our Compensation Committee.  The Compensation Committee has adopted policies and procedures regarding the granting of options.

Stock option grants are made at the commencement of employment and typically annually in connection with the achievement of corporate and personal objectives.  Additionally, stock option grants may be made in connection with special recognition of a particularly important corporate accomplishment in which the executive played an important role and following a significant change in job responsibilities or to meet other special retention objectives.  Our Compensation Committee considers and approves stock option awards to executive officers based upon a review of competitive compensation data, its assessment of individual performance, a review of each executive’s existing long-term incentives, and retention considerations.

The exercise price of options is the fair market value of our common stock as determined by our Compensation Committee on the date of grant.  Our stock options typically vest over a four-year period with 25% vesting 12 months after the vesting commencement date and the remainder vesting ratably each quarter thereafter over a three-year period, subject to continued employment or association with us.  Our stock options generally expire ten years after the date of grant. Incentive stock options also include certain other terms necessary to assure compliance with the applicable provision of the Internal Revenue Code.

During 2011, our Compensation Committee made stock option awards to each of our named executive officers.  Specifically, our Compensation Committee and our Board of Directors granted our executive officers options to purchase common stock and also issued to such officers restricted common stock as set forth in the table below.  One quarter of the option grant vests on the one year anniversary of the date of grant and the balance of the shares vest in a series of 12 successive equal quarterly installments over the 36-month period measured from the one year anniversary.

One-quarter of the shares under the restricted common stock award vest on each of February 1, 2012, 2013, 2014 and 2015.  Our executive officers may to enter into 10b5-1 trading plans to permit each of them to sell on each of the vesting dates a sufficient number of shares of common stock to cover the tax liability associated with such vesting.

Name and Title	Date of Grant	Number of Shares under Option Grant	Exercise Price	Restricted Stock Awards

John L. Miclot, President and Chief Executive Officer	12/5/11	787,750	$0.40	-
Steven Nichtberger, M.D., Former President and Chief Executive Officer(1)	5/11/11	130,000	$2.42	86,667
Timothy Bertram, President, Research and Development and Chief Scientific Officer	5/11/11	60,000	$2.42	40,000
A. Brian Davis, Chief Financial Officer and Vice President, Finance	5/11/11	35,000	$2.42	23,333
Sunita Sheth, M.D., Chief Medical Officer and Vice President Clinical and Regulatory Affairs(1)	5/11/11	40,000	$2.42	26,667
Mark Stejbach, Chief Commercial Officer and Vice President(1)	5/11/11	40,000	$2.42	26,667
__________________________________
(1)
Dr. Nichtberger left our Company on June 30, 2011 and Dr. Sheth and Mr. Stejbach left our Company on December 31, 2011.  In November 2011, our Compensation Committee amended the post termination exercise period from December 31, 2011 for Mr. Stejbach and Dr. Sheth providing each with one year in which to exercise his or her vested stock options.

In 2012, our Compensation Committee made certain stock option and restricted stock awards to our current named executive officers.  One quarter of the option grant vest on the one anniversary of the date of grants and the balance of the shares vest in 12 successive equal quarterly installments over the 36-month period measured from the one year anniversary.  For Mr. Miclot, one quarter of the shares under the restricted common stock award vest on each of January 3, 2013, 2014, 2015 and 2016.  For Dr. Bertram and Mr. Davis, one quarter of the shares under the restricted common stock award vest on each of February 1, 2013, 2014, 2015 and 2016.

Name and Title	Date of Grant	Number of Shares under Option Grant	Exercise Price	Restricted Stock Awards

John L. Miclot, President and Chief Executive Officer	1/3/12	393,750	$0.57	393,750
Timothy Bertram, President, Research and Development and Chief Scientific Officer	2/16/12	170,000	$0.64	150,000
A. Brian Davis, Chief Financial Officer and Vice President, Finance	2/16/12	80,000	$0.64	68,333

Severance and Change in Control Benefits.  As more fully described in the section entitled “Potential Payments Upon Termination or Change in Control,” we have entered into offer letters with our named executive officers that provide for certain payments and benefits upon a qualifying termination of employment or a change in control, including salary and benefits continuation, payment of pro-rata bonuses and acceleration of certain unvested equity awards.  Consistent with our compensation philosophy, we may explore other benefits related to potential change-in-control or termination events to ensure the interests of our executive officers are aligned with the interests of our stockholders.

In May 2011, our Board of Directors approved, based upon the recommendation of our Compensation Committee, the implementation of a Change in Control Payment Plan and a Management Severance Plan.  In March 2012, our Board of Directors approved an Amended and Restated Management Severance Plan.

Under the terms of the Change in Control Payment Plan, our executive officers would receive promptly after the effective date of a change in control of the Company two times his or her then current annual base salary plus target bonus, assuming a 100% payout of such bonus.  The amounts payable to each of the executive officers under the plan would be offset by an amount equal to 50% of aggregate value to be received by each executive officer by virtue of his or her stock and stock option ownership, net of any exercise price.  Pursuant to the plan, in the event the consideration received by our stockholders is less than $25 million, the amounts payable under the plan can be reduced by an amount proportionate to the extent to which $25 million exceeds the actual amount of stockholder consideration.  The Change in Control Payment Plan will terminate, unless extended by the Board of Directors, on September 30, 2012.

Under the term of the Amended and Restated Management Severance Plan, in the event any of our executive officers’ employment is terminated by us without cause or he or she resigns under certain specified conditions including any material adverse change in his or her duties, authority or responsibilities without his or her agreement, a move of our principal office more than 50 miles from the current office, our failure to pay such executive officer’s salary and other benefits when due (other than pursuant to an across the board reduction in the compensation of all senior management), such executive officer will, subject to his or her signing of a form of Release and Non-disparagement Agreement, be entitled to receive the following benefits.  Our chief executive officer is entitled to a payment equal to (1) 12 months of his then current base salary, (2) an amount equal to his annual target bonus (assuming 100% payout threshold), and (3) an amount equal to his annual target bonus (assuming 100% payout threshold) prorated through the date of termination.  Such payment shall be made at the discretion of the Company (1) in one lump sum payment or (2) fifty percent (50)% in a lump sum payment and fifty percent (50%) over the ensuing 12 month period.  Our chief executive officer is entitled to continuation of his benefits for 12 months.  Our other executive officers are entitled to a payment equal to (1) 10 months of his then current base salary, (2) an amount equal to his annual target bonus (assuming 100% payout threshold) and (3) an amount equal to his annual target bonus (assuming 100% payout threshold) prorated through the date of termination.  Such payment shall be made at the discretion of the Company (1) in one lump sum payment or (2) fifty percent (50%) in a lump sum payment and fifty percent (50%) over the ensuing 10 month period.  These executives are entitled to continuation of their benefits for 10 months.

Other Compensation.  We maintain broad-based benefits and perquisites that are available to all eligible employees, including health insurance, life and disability insurance, dental insurance, vision insurance, flexible spending accounts and a 401(k) plan. Additionally, under certain circumstances, we will use cash sign-on bonuses as an incentive for individuals to join our team.  These bonuses are awarded on a case-by-case basis and are typically offered to offset compensation that was forfeited upon termination of prior employment, to assist with relocation expenses or to offset a variance in total compensation from the individual’s employment prior to joining us.  Consistent with our compensation philosophy, we intend to continue to maintain these benefits for our executive officers; however, our Compensation Committee in its discretion may revise, amend or add to the officer’s benefits if it deems it advisable.

Relationship of Elements of Compensation.  Our compensation structure is primarily weighted toward three of the elements discussed: base salary, annual performance bonus and long-term equity incentives.  We utilize equity incentives as a substantial component of compensation because we currently have no revenue or earnings and expect this to be the case for the foreseeable future.  Our mix of cash and non-cash compensation balances our need to limit cash expenditures with the expectations of those we hope to recruit and retain as employees.  In the future, we may adjust the mix of cash and non-cash compensation if required by competitive market conditions for attracting and retaining skilled personnel.

We manage the expected impact of salary increases and performance bonuses by requiring that the size of such salary increases and bonuses be tied to the attainment of corporate and individual objectives.  For example, the size of each executive’s bonus (other than the chief executive officer) is determined not only by individual performance, but also by whether we have met corporate objectives.

We view the award of equity incentives as a long-term retention benefit.  We make equity awards a significant component of total compensation and also tie the earning of these awards to long-term vesting schedules, generally four years.  If an employee leaves our employ before the completion of the vesting period, then that employee would not receive any benefit from the non-vested portion of his award.  We believe this feature makes it more attractive to remain as our employee and these arrangements do not require substantial cash payments by us.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1 million paid to our chief executive officer and our four other most highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We generally intend to structure the performance-based portion of our executive compensation, when feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us.  However, our Board of Directors may authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes such payments are appropriate to attract and retain executive talent.

Report of the Compensation Committee

We, the Compensation Committee of the Board of Directors of Tengion, Inc., have reviewed and discussed the “Compensation Discussion and Analysis” set forth above with management and, based on our review and discussions, we recommend to the Board of Directors that the “Compensation Discussion and Analysis” set forth above be included in this Proxy Statement.

By the Compensation Committee of the Board of Directors:

Scott D. Flora, Chair
Richard E. Kuntz, M.D., M.Sc.
Lorin J. Randall
David I. Scheer

SUMMARY COMPENSATION TABLE

The following table shows the total compensation accrued for fiscal 2011, 2010, and 2009 for our Named Executive Officers.

Name and Principal Position	Fiscal Year	Salary	Bonus	Option Awards(1)	Stock Awards(1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation		Total

John L. Miclot (3) President and Chief Executive Officer	2011	$34,091	$—	$224,036	—	$—	$—		$258,127

Steven Nichtberger, M.D. (4)	2011	$208,553	$—	$210,608	$209,734	$—	$656,896	(5)	$1,285,791
Former President and Chief	2010	$401,375	$—	$276,000	—	$201,825	$12,620	(6)	$891,820
Executive Officer	2009	$390,000	$—	$13,099	—	$81,900	$13,613	(6)	$498,612

Timothy Bertram, D.V.M., Ph.D.	2011	$316,156	$—	$98,475	$ 96,800	$79,538	$1,309	(7)	$592,278
President, Research and Development	2010	$303,019	$—	$264,371	—	$105,407	$107	(7)	$672,904
and Chief Scientific Officer	2009	$293,244	$—	$12,744	—	$46,919	$45	(7)	$352,952

A. Brian Davis	2011	$292,838	$—	$57,050	$ 56,466	$72,256	$297	(7)	$478,907
Chief Financial Officer and Vice President, Finance	2010	$118,750	$—	$153,120	—	$37,406	$10	(7)	$309,286

Sunita Sheth, M.D. (8)	2011	$308,250	$—	$65,157	$ 64,534	$—	$347,731	(9)	$785,672
Chief Medical Officer and Vice President, Clinical and Regulatory Affairs	2010	$111,932	$—	$170,280	—	$47,250	$24	(7)	$329,486

Mark Stejbach (10)	2011	$292,338	$—	$65,200	$ 64,534	$—	$296,708	(11))	$718,780
Chief Commercial Officer and	2010	$280,500	$—	$46,000	—	$97,898	$35	(7)	$424,433
Vice President	2009	$263,974	$25,000(12)	$11,414		$38,500	$27	(7)	$338,915

(1)
Calculated in accordance with current accounting standards for stock-based compensation without consideration of forfeitures. Valuation assumptions used to determine the fair value of the stock awards are described in Note 14 to our audited financial statements for fiscal 2011, included in our 2011 Form 10-K.

(2)
Amounts shown in “Non-Equity Incentive Compensation” column reflect the annual incentive award granted and earned during fiscal 2009, 2010, and 2011 which were paid in fiscal year 2010, 2011 and 2012, respectively.  These annual awards are described in further detail under “Compensation Discussion and Analysis for Named Executive Officers – Annual Cash Incentive Compensation”.

(3)	Mr. Miclot joined the Company in December 2011.
(4)	Dr. Nichtberger left our Company on June 30, 2011.
(5)	Dr. Nichtberger other compensation includes severance payments and vacation payout of $642,611 and life and disability insurance of $10,213 and tax reimbursements of $4,072 for fiscal 2011.
(6)
Dr. Nichtberger other compensation includes life and disability insurance of $9,014 and tax reimbursements of $3,606 for fiscal 2010 and disability insurance of $9,013 and tax reimbursements of $4,599 for fiscal 2009.

(7)	All other compensation consists of tax reimbursements.
(8)	Dr. Sheth left our Company on December 31, 2011.
(9)	Dr. Sheth other compensation consist of vacation payout upon her termination of $7,131 and termination of employment severance benefits of $340,500.
(10)	Mr. Stejbach left our Company on December 31, 2011.
(11)	Mr. Stejbach other compensation consist of vacation payout upon his termination of $6,765 and termination of employment severance benefits of $289,499.
(12)
Bonus paid to Mr. Stejbach includes $25,000, which consists of $12,500 payable at six month anniversary of employment and $12,500 payable at twelve month anniversary of employment, as stipulated in Mr. Stejbach’s offer letter.

Grants Of Plan-Based Awards in 2011

The following table sets forth information regarding each grant of an award made to each Named Executive Officer during fiscal 2011 under any plan, contract, authorization, or arrangement pursuant to which cash, securities, similar instruments, or other property may be received.

Name and Principal Position	Approval Date	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards Target (1)		All Other Option Awards: Number of Securities Underlying Options (2)	All Other Stock Awards: Number of Securities Underlying Stock Awards(3)	Exercise or Base Price of Option & Stock Awards	Grant Date Fair Value of Stock & Option Awards (4)

John L. Miclot President and Chief Executive Officer		12/5/2011		$—	787,750	—	$0.40	$224,036

Steven Nichtberger, M.D.(5)		5/11/2011	$		130,000	—	$2.42	$210,608
Former President and Chief Executive Officer		5/11/2011		$—	86,667	—	$2.42	$209,734

Timothy Bertram, D.V.M., Ph.D.		5/11/2011		$79,538	60,000	—	$2.42	$98,475
President, Research and Development		5/11/2011		$—	—	40,000	$2.42	$96,800
and Chief Scientific Officer

A. Brian Davis		5/11/2011		$72,256	35,000	—	$2.42	$57,050
Chief Financial Officer and Vice President, Finance		5/11/2011		$—	—	23,333	$2.42	$56,466

Sunita Sheth, M.D. (6)		5/11/2011	$		40,000	—	$2.42	$65,157
Chief Medical Officer and Vice President, Clinical and Regulatory Affairs		5/11/2011		$—	—	26,667	$2.42	$64,534

Mark Stejbach (6)		5/11/2011	$		40,000	—	$2.42	$65,200
Chief Commercial Officer and Vice President		5/11/2011		$—	—	26,667	$2.42	$64,534

(1)
Reflects target 2011 annual performance bonuses, which amounts, if any, will be paid in the first quarter of 2012.  Target 2011 annual performance bonuses are calculated based upon a percentage of the named executive officer’s 2011 base salary.

(2)
The options have a term of ten years and vest in accordance with the following schedule: 25% of the total number of shares vest on the first anniversary of the grant date and 1/16th of the total number of shares vest on the first day of each quarter following the grant date.

(3)
The restricted stock awards vest in accordance with the following schedule: 25% of the total number of shares vests on the first of February after the grant date and on each February 1 thereafter for three years.

(4)
The amounts reported in this column represent the entire grant date fair value for the aggregate number of options granted to each Named Executive Officer.  There can be no assurance that these amounts will ever be realized.  The assumptions we used to calculate these amounts are included in Note 14 to our audited financial statements for fiscal 2011, included in our 2011 Form 10-K.

(5)	Dr. Nichtberger left our Company on June 30, 2011. Dr. Nichtberger received his 2011 bonus pursuant to the Separation and Release Agreement between Dr. Nichtberger and the Company.
(6)
Dr. Sheth and Mr. Stejbach left our Company on December 31, 2011.  Dr. Sheth and Mr. Stejbach received their 2011 bonus pursuant to the Separation and Release Agreement between Dr. Sheth and Mr. Stejbach and the Company.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth information concerning stock options held on December 31, 2011, the last day of our 2011 fiscal year, for each Named Executive Officer.
	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)(1)	Option Expiration Date (2)
Name and Principal Position	Exercisable	Unexercisable

John L. Miclot President and Chief Executive Officer	—	787,750	0.40	12/5/2021

Steven Nichtberger, M.D. (3) Former President and Chief Executive Officer	—	—	—	—

Timothy Bertram, D.V.M., Ph.D.	646	—	0.44	2/15/2015
President, Research and Development and Chief Scientific Officer	2,715	—	0.44	2/27/2016
	3,319	—	0.44	6/23/2016
	1,035	—	0.44	11/1/2016
	5,518	—	0.44	2/27/2017
	690	—	0.44	10/25/2017
	16,552	—	0.44	12/19/2017
	5,498	366	0.44	2/7/2018
	26,581	20,674	0.44	9/28/2019
	24,375	40,625	5.00	4/9/2020
	7,500	22,500	2.94	10/18/2020
	—	60,000	2.42	5/11/2021

A. Brian Davis	20,625	45,375	3.67	08/02/2020
Chief Financial Officer and Vice President, Finance	—	35,000	2.42	05/11/2021

Sunita Sheth, M.D. (4) Chief Medical Officer and Vice President, Clinical and Regulatory Affairs	20,625	—	4.07	12/31/2012

Mark Stejbach (4)	49,022	—	0.44	12/31/2012
Chief Commercial Officer and Vice President	6,250	—	2.94	12/31/2012

(1)
Options awards made prior to August 26, 2009 were modified to an exercise price of $0.44 per share on August 26, 2009, when our Compensation Committee approved the repricing of all then-outstanding options for active employees at such time.

(2)	These options vest as to 25% on the first anniversary of the date of grant and as to an additional 6.25% at the end of each three-month period thereafter for the following three years.
(3)	Dr. Nichtberger left our Company on June 30, 2011.
(4)
Dr. Sheth and Mr. Stejbach left our Company on December 31, 2011 and pursuant to action taken by our Compensation Committee, their post-termination period for vested stock options was extended from 90 days to 1 year from their date of termination.

The following table sets forth information concerning stock awards held on December 31, 2011, the last day of our 2011 fiscal year, for each Named Executive Officer.

Name and Principal Position	Number of Securities Underlying Unexercisable Stock	Stock Price of Award	Expiration Date	Market Value of Shares or Units That Have Not Yet Vested (1)

John L. Miclot President and Chief Executive Officer	—	$—	—	$—

Steven Nichtberger, M.D. (2) Former President and Chief Executive Officer	—	$—	—	$—

Timothy Bertram, D.V.M., Ph.D.
President, Research and Development and Chief Scientific Officer	40,000	$2.42	—	$18,800

A. Brian Davis Chief Financial Officer and Vice President, Finance	23,333	$2.42	—	$10,967

Sunita Sheth, M.D. (3) Chief Medical Officer and Vice President, Clinical and Regulatory Affairs	6,667	$2.42	—	$3,133

Mark Stejbach (3)
Chief Commercial Officer and Vice President	6,667	$2.42	—	$3,133

(1)
The market value of stock awards that have not yet vested is calculated by multiplying the closing price per share of our common stock on December 31, 2011 by the of shares unvested as of December 31, 2011.

(2)	Dr. Nichtberger left our Company on June 30, 2011.
(3)
Dr. Sheth and Mr. Stejbach left our Company on December 31, 2011.  Immediately prior to their separation, each of Dr. Sheth and Mr. Stejbach held 26,667 shares of unvested restricted stock.  Pursuant to the terms of their severance agreements, 25% of the unvested restricted stock (6,667 shares) vested on February 1, 2012 and the balance of the shares was forfeited.

Option Exercises

The following table sets forth information concerning stock options exercised and stock awards vested during fiscal 2011 for each of the Named Executive Officers.

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized On Vesting (2)
John L. Miclot President and Chief Executive Officer	—	—	—	—
Steven Nichtberger, M.D. Former President and Chief Executive Officer	152,682	$42,010	21,667	$26,434
Timothy Bertram, D.V.M., Ph.D. President, Research and Development and Chief Scientific Officer	—	—	—	—
A. Brian Davis Chief Financial Officer and Vice President, Finance	—	—	—	—
Sunita Sheth, M.D. Chief Medical Officer and Vice President, Clinical and Regulatory Affairs	—	—	—	—
Mark Stejbach Chief Commercial Officer and Vice President	—	—	—	—
_______________________________
(1)
Calculated by multiplying the number of shares acquired on exercise by the difference between the closing price per share of our common stock on the date of exercise and the stock option exercise price per share.

(2)	Calculated by multiplying the number of shares acquired on vesting by the closing price per share of our common stock on the day of vesting.

Employment Agreements and Potential Payments Upon Termination or Change in Control

John L. Miclot. On December 5, 2011, we entered into an employment agreement, which was subsequently amended and restated on January 20, 2012, with Mr. Mr. Miclot, our President and Chief Executive Officer providing for his at-will employment, commencing December 5, 2011.  Mr. Miclot’s base salary was set at $450,000 per year, subject to annual review and increases based on performance.  Mr. Miclot may also receive an annual bonus payment of up to 50% of his annual gross salary, as determined by the Compensation Committee and the Board of Directors in their discretion, based on achievement of certain mutually agreed-upon performance milestones.  Furthermore, he is eligible to participate in the group benefits program and 401(k) plan, and the board may award Mr. Miclot’s stock incentives under our equity incentive plans in its sole discretion as a performance-based incentive.  Pursuant to the employment agreement, Mr. Miclot was provided with a stock option to purchase 787,750 shares of common stock on December 5, 2011, a stock option to purchase 393,750 shares of common stock on January 3, 2012 and a restricted stock award of 393,750 shares of common stock on January 3, 2012.  All of these equity awards were made pursuant to our 2010 Stock Option and Incentive Plan.  Additionally, under the terms of the employment agreement, we have agreed to provide for the direct payment of or reimbursement for a furnished apartment in the Winston-Salem area and the associated utility expenses, the cost of an automobile lease in Winston-Salem and the associated insurance coverage and the cost of weekly commuting expenses from Mr. Miclot’s homes in Tampa, Florida and Pittsburgh, Pennsylvania.  We have also agreed to pay the taxes associated with the provision of these benefits.  At any time, in the event Mr. Miclot’s employment is terminated by us without cause as defined in the offer letter or he resigns under certain specified conditions, each as described in the offer letter, including any material adverse change in his duties, authority or responsibilities without his agreement, a relocation of his principal place of employment to a location that is more than 50 miles from our Winston-Salem, North Carolina headquarters, our failure to pay his salary and other benefits when due (other than pursuant to an across the board reduction in the compensation of all senior management), or our material breach of the offer letter, Mr. Miclot will, subject to his signing of a form of Release and Non-disparagement Agreement, be entitled to receive (i) continued payment of his base salary for twelve months, (ii) a prorated annual bonus at 100% of target for the year in which his employment terminates and (ii) continuation of his benefits, for twelve months.  In the event that Mr. Miclot is terminated for cause, he will not be entitled to the payments and benefits described above.

Steven Nichtberger, M.D. On May 25, 2004, we entered into an offer letter with Dr. Nichtberger, our former Chief Executive Officer, President and member of the Board of Directors, providing for his at-will employment, commencing as of April 1, 2004.  This offer letter, as amended on December 22, 2008, sets forth the terms and conditions of Dr. Nichtberger’s employment.  Dr. Nichtberger’s base salary was originally set at $275,000 per year, subject to annual review and increases based on performance.  Dr. Nichtberger was also originally entitled to receive an annual bonus payment of up to 30% of his annual gross salary, as determined by the board in its sole discretion, based on achievement of certain mutually agreed-upon performance milestones.  Furthermore, he was eligible to participate in the group benefits program and the board could award Dr. Nichtberger stock incentives under our equity incentive plans in its sole discretion as a performance-based incentive.  Pursuant to the offer letter, Dr. Nichtberger was provided with an award of 109,518 shares of restricted common stock.  Such shares were subject to repurchase by us, but all shares have since vested in full.  Dr. Nichtberger was also granted the right to participate in, and did participate in, a round of bridge financing in an amount of up to $100,000.  At any time, in the event Dr. Nichtberger was terminated by us without cause as defined in the offer letter, or he resigns under certain specified conditions, each as described in the offer letter, including being assigned to a position inconsistent in any material respect with the position of President, Chief Executive Officer or a board member, a move of our principal office more than 40 miles from his current residence, our failure to pay his salary when due, our material breach of the offer letter or his death, Dr. Nichtberger was entitled to receive (i) continued payment of his base salary for 12 months, (ii) continuation of his benefits for 12 months and (iii) a pro-rata portion of his bonus for the year of termination, determined in the sole discretion of the board.  The offer letter provided that Dr. Nichtberger’s severance would be subject to set-off for income obtained through other employment during the severance period. In the event that Dr. Nichtberger is terminated for cause, Dr. Nichtberger will not be entitled to the payments and benefits described above.

On June 30, 2011, Dr. Nichtberger, resigned as President, Chief Executive Officer and an employee of the Company and as a member of the Board of Directors.  In connection with Dr. Nichtberger’s resignation, the Company entered into a Severance Agreement and General Release of Claims with Dr. Nichtberger effective as of June 30, 2011.  The severance agreement provided that Dr. Nichtberger will receive one year severance (without setoff for subsequent employment) at his current salary of $419,796, payable monthly, and a cash bonus at his full 2011 target level of $209,898.  Twenty-five percent (25%) of Dr. Nichtberger’s unvested restricted stock and unvested stock options will vest immediately.  All remaining unvested shares shall be either cancelled pursuant to the terms of such award or subject to repurchase at an amount equal to the actual tax liability Dr. Nichtberger incurred in connection with the purchase of such shares.  The severance agreement also provided for a general release of claims, a mutual non-disparagement provision, a confidentiality provision and a 12-month non-competition provision, which prevents Dr. Nichtberger from engaging in any business activity that will be directly competitive with the business of Company, including one that involves the use of the patient’s own cells to regenerate kidney or urologic tissue, or that will result in the use or disclosure of the Company’s confidential, trade secret or proprietary information.

Timothy Bertram, D.V.M., Ph.D. On July 28, 2004, we entered into an offer letter with Dr. Bertram, our Vice President, Science and Technology, providing for his at-will employment, commencing as of August 1, 2004.  This offer letter, as amended on December 22, 2008, sets forth the terms and conditions of Dr. Bertram’s employment.  Dr. Bertram’s base salary was originally set at $200,000 per year, subject to annual review and increases based on performance.  Dr. Bertram was also originally entitled to receive an annual bonus payment of up to 20% of his annual gross salary, as determined by his manager and the board in their discretion, based on achievement of certain mutually agreed-upon performance milestones.  Furthermore, he is eligible to participate in the group benefits program and the board may award Dr. Bertram stock incentives under our equity incentive plans in its sole discretion as a performance based incentive.  Dr. Bertram also received the right to reimbursement for all reasonable out-of-pocket relocation and relocation-related expenses.  Pursuant to the offer letter, Dr. Bertram purchased 17,933 shares of restricted common stock at a purchase price per share equal to the par value of such shares, which shares have since vested in full. Such vested shares are subject to repurchase by us upon Dr. Bertram’s termination for any reason, including Dr. Bertram’s death (in such case only for a period of twelve months) at the fair market value price per share, but if the termination is for cause, then the vested shares are subject to repurchase by us at the price of $0.001 per share.  Dr. Bertram was also granted the right to participate, and did participate, in our Series A Preferred Stock financing in the amount of $50,000. At any time, in the event Dr. Bertram is terminated by us without cause as defined in the offer letter, Dr. Bertram be entitled to receive (i) continued payment of his base salary for six months, (ii) continuation of his benefits for six months, and (iii) a pro-rata portion of his bonus for the year of termination, determined in the sole discretion of the board.  Dr. Bertram’s severance will be subject to set-off for income obtained through other employment during the severance period.  In the event that Dr. Bertram is terminated for cause, Dr. Bertram will not be entitled to the payments and benefits described above. In addition, the offer letter for Dr. Bertram provides that in the event of termination by us without cause six months following a change in control of our Company, Dr. Bertram’s restricted stock awards or stock options, as the case may be, shall immediately vest.

A. Brian Davis. On July 29, 2010, we entered into an offer letter with Mr. Davis, our Chief Financial Officer and Vice President, Finance, providing for his at-will employment, commencing August 1, 2010. This offer letter, sets forth the terms and conditions of Mr. Davis’s employment. Mr. Davis’s base salary was originally set at $285,000 per year, subject to annual review and increases based on performance.  Mr. Davis may also receive an annual bonus payment of up to 35% of his annual gross salary, as determined by his manager and the board in their discretion, based on achievement of certain mutually agreed-upon performance milestones.  Furthermore, he is eligible to participate in the group benefits program and 401(k) plan, and the board may award Mr. Davis stock incentives under our equity incentive plans in its sole discretion as a performance-based incentive. Pursuant to the offer letter, Mr. Davis was provided with an incentive stock option to purchase 66,000 shares of common stock pursuant to our 2010 Stock Option and Incentive Plan.  At any time, in the event Mr. Davis’s employment is terminated by us without cause as defined in the offer letter or he resigns under certain specified conditions, each as described in the offer letter, including any material adverse change in his duties, authority or responsibilities without his agreement, a move of our principal office more than 50 miles from the current office, our failure to pay his salary and other benefits when due (other than pursuant to an across the board reduction in the compensation of all senior management), or our material breach of the offer letter, Mr. Davis will, subject to his signing of a form of Release and Non-disparagement Agreement, be entitled to receive (i) continued payment of his base salary for nine months and (ii) continuation of his benefits, for nine months. Mr. Davis’s severance will be subject to set-off for income obtained through other employment during the severance period.  In the event that Mr. Davis is terminated for cause, Mr. Davis will not be entitled to the payments and benefits described above.  In addition, the offer letter for Mr. Davis provides that in the event of termination by us without cause within one month prior to or nine months following a change in control of our Company, Mr. Davis’s restricted stock awards or stock options, as the case may be, shall immediately vest.

Sunita Sheth, M.D.  On June 30, 2010, we entered into an offer letter with Dr. Sheth, our Chief Medical Officer and Vice President, Regulatory and Clinical Development, providing for her at-will employment, commencing July 6, 2010. This offer letter sets forth the terms and conditions of Dr. Sheth’s employment.  Dr. Sheth’s base salary was originally set at $300,000 per year, subject to annual review and increases based on performance.  Dr. Sheth may also receive an annual bonus payment of up to 35% of her annual gross salary, as determined by her manager and the board in their discretion, based on achievement of certain mutually agreed-upon performance milestones.  We also agreed to reimburse Dr. Sheth the cost of her malpractice insurance through the end of 2010 up to a maximum amount of $41,000 per year.  Furthermore, she is eligible to participate in the group benefits program and 401(k) plan, and the board may award Dr. Sheth stock incentives under our equity incentive plans in its sole discretion as a performance-based incentive. Pursuant to the offer letter, Dr. Sheth was provided with an incentive stock option to purchase 66,000 shares of common stock pursuant to our 2010 Stock Option and Incentive Plan.

In connection with her separation from the Company, Dr. Sheth and the Company entered into a Separation Agreement and Release of Claims (the “Sheth Separation Agreement”).  Pursuant to the Separation Agreement, Dr. Sheth was entitled to separation pay equal to nine months of her base salary, her 2011 annual target bonus, and the cost of COBRA continuation coverage for nine months.  All unvested stock options held by Dr. Sheth were terminated and forfeited and she shall have one (1) year in which to exercise any vested stock options.  Additionally, 25% of the unvested restricted stock awards held by Dr. Sheth will vest in accordance with the terms of such award on February 1, 2012.  The remaining unvested shares of restricted stock were forfeited.

Mark Stejbach. On June 24, 2008, we entered into an offer letter with Mr. Stejbach, our Vice President and Chief Commercial Officer, providing for his at-will employment, commencing August 1, 2008. This offer letter, as amended on December 22, 2008, sets forth the terms and conditions of Mr. Stejbach’s employment.  Mr. Stejbach’s base salary was originally set at $250,000 per year, subject to annual review and increases based on performance.  Mr. Stejbach was also originally entitled to receive an annual bonus payment of up to 20% of his annual gross salary, as determined by his manager and the board in their discretion, based on achievement of certain mutually agreed-upon performance milestones.  In addition, Mr. Stejbach was eligible to receive an initial signing bonus of $37,500, of which $25,000 was payable upon commencement of employment, and the remaining $12,500 was payable on the six month anniversary of the commencement date.  We were also required to pay Mr. Stejbach $12,500 in bonus payments on each of the 12 and 18 month anniversaries of his employment.  Furthermore, he is eligible to participate in the group benefits program and 401(k) plan, and the board may award Mr. Stejbach stock incentives under our equity incentive plans in its sole discretion as a performance-based incentive.  Pursuant to the offer letter, Mr. Stejbach was provided with an incentive stock option to purchase 31,035 shares of common stock pursuant to our 2004 Stock Incentive Plan.  At any time, in the event Mr. Stejbach’s employment is terminated by us without cause as defined in the offer letter, subject to his signing of a form of Release and Non-disparagement Agreement, Mr. Stejbach will be entitled to receive (i) continued payment of his base salary for nine months and (ii) continuation of his benefits, for nine months.  Mr. Stejbach’s severance will be subject to set-off for income obtained through other employment during the severance period.  In the event that Mr. Stejbach is terminated for cause, Mr. Stejbach will not be entitled to the payments and benefits described above. In addition, the offer letter for Mr. Stejbach provides that in the event of termination by us without cause within one month prior to or nine months following a change in control of our Company, Mr. Stejbach’s restricted stock awards or stock options, as the case may be, shall immediately vest.

In connection with his separation from the Company, Mr. Stejbach and the Company entered into a Separation Agreement and Release of Claims (the “Stejbach Separation Agreement”).  Pursuant to the Separation Agreement, Mr. Stejbach was entitled to separation pay equal to nine months of his base salary, his 2011 annual target bonus, and the cost of COBRA continuation coverage for nine months.  All unvested stock options held by Mr. Stejbach will be terminated and forfeited and he shall have one (1) year in which to exercise any vested stock options.  Additionally, 25% of the unvested restricted stock awards held by Mr. Stejbach will vest in accordance with the terms of such award on February 1, 2012.  The remaining unvested shares of restricted stock were forfeited.

Release and Non-Disparagement Agreements

Our form of Release and Non-Disparagement Agreement provides that in exchange for certain severance benefits, the terminated employee releases us from all liability for any claims or damages against us.  The agreement also provides that (i) neither we nor the terminated employee will engage in any communications that shall disparage, demean or impugn one another or interfere with the other’s existing or prospective business relationships, economic or career prospects, and (ii) the terminated employee will not compete with or become employed by a Company that competes with our products or technology for a period of one (1) year after termination of employment.

Potential Payments Upon Termination or Change in Control

The following table sets forth the payments that would be made to our named executive officers if his or her employment had been terminated by us without cause (or if applicable, by the executive for good reason) on December 31, 2011 or in the event a change in control of our Company occurred on December 31, 2011, as applicable.

Name	Termination Without Cause (or With Good Reason)	Termination Without Cause (or With Good Reason) in Connection with a Change in Control
John L. Miclot
Cash Severance	$450,000	$450,000
Continued Health Benefits	—	—
Pro-Rata Bonus	225,000	225,000
Acceleration of Restricted Stock	—	—
Acceleration of Stock Options	—	55,143	(1)
Payments Pursuant to Change in Control Payment Plan	—	595,760	(2)
Total:	$675,000	$1,325,903

Timothy Bertram, D.V.M., Ph.D.
Cash Severance	$270,750	$270,750
Continued Health Benefits	12,187	12,187
Pro-Rata Bonus	127,854	127,854
Acceleration of Restricted Stock	—	—
Acceleration of Stock Options	—	2,508	(1)
Payments Pursuant to Change in Control Payment Plan	—	439,897	(2)
Total:	$410,791	$853,196

A. Brian Davis
Cash Severance	$232,500	$232,500
Continued Health Benefits	12,481	12,481
Pro-Rata Bonus	108,500	108,500
Acceleration of Restricted Stock	—	10,967
Acceleration of Stock Options	—	—
Payments Pursuant to Change in Control Payment Plan	—	374,602	(2)
Total:	$353,481	$739,050

Sunita Sheth, M.D.
Cash Severance	$231,750	$231,750
Continued Health Benefits	595	595
Pro-Rata Bonus	108,150	108,150
Acceleration of Restricted Stock	—	3,133
Acceleration of Stock Options	—	—
Payments Pursuant to Change in Control Payment Plan	—	375,150	(2)
Total:	$340,495	$718,778

Mark Stejbach
Cash Severance	$219,873	$219,873
Continued Health Benefits	—	—
Pro-Rata Bonus	102,607	102,607
Acceleration of Restricted Stock	—	3,133
Acceleration of Stock Options	—	1,471	(1)
Payments Pursuant to Change in Control Payment Plan	—	355,556	(2)
Total:	$322,480	$682,640
 _______________________________

(1)	Calculated based upon a price per share of our common stock of $0.47, which was the closing price per share of our common stock on December 31, 2011.
(2)
Under the terms of the Change in Control Payment Plan, our executive officers would receive promptly after the effective date of a change in control of the Company two times his or her then current annual base salary plus target bonus, assuming a 100% payout of such bonus.  The amounts payable to each of the executive officers under the plan will be offset by an amount equal to 50% of aggregate value to be received by each executive officer by virtue of his or her stock and stock option ownership, net of any exercise price.  Pursuant to the plan, in the event the consideration received by our stockholders is less than $25 million, the amounts payable under the plan can be reduced by an amount proportionate to the extent to which $25 million exceeds the actual amount of stockholder consideration.  The payments calculated for each executive in the above table assume stockholder consideration of approximately $11.3 million (calculated as the product of (i) our total shares of common stock outstanding at December 31, 2011 of 23,962,984 and (ii) $0.47, which was the closing price per share of our common stock on December 31, 2011).

Securities Authorized for Issuance Under Equity Compensation Plans

The following table gives information about our common stock that may be issued upon the exercise of stock options, warrants and rights under all of our existing equity compensation plans as of December 31, 2011, including the 2010 Stock Incentive and Option Plan (2010 Plan) and 2004 Stock Option Plan (2004 Plan).  There were no shares available for future grants under the 2004 Plan, as the 2004 Plan ceased upon the Company’s initial public offering in April 2010.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Stock Awards, Options and Warrants	(b) Weighted Average Exercise Price of Outstanding Stock Awards, Options and Warrants	(c) Number of Securities Remaining Available for Future Issuance (Excludes Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	12,532,637	$2.87	727,488	(1)
Equity compensation plans not approved by stockholders	—	—	—

Total	12,532,637	$2.87	727,488

(1)           Consists of shares available for grant by us under our 2010 Plan.

Compensation of Directors

Our Board of Directors determines the compensation of our non-employee directors in conjunction with recommendations made by the Compensation Committee.  The Compensation Committee evaluates the appropriate level and form of compensation for non-employee directors at least annually and recommends changes to our Board of Directors when appropriate.  The Compensation Committee did not recommend any changes in compensation for our non-employee directors for fiscal 2011.  Our Board of Directors is compensated through fees and grants of stock options.

Since the completion of our initial public offering in April 2010, each of our non-employee directors are entitled to receive an annual cash retainer of $35,000, except that a non-employee chairperson of the board is entitled to receive an annual cash retainer of $55,000.  Non-employee chairpersons of the Audit Committee, the Compensation Committee, the Technology Committee and the Governance and Nominating Committee are each entitled to receive an additional annual retainer of $15,000, $10,000, $10,000 and $6,000, respectively.  Non-employee members of each of the Audit Committee, the Compensation Committee, the Technology Committee and the Governance and Nominating Committee are entitled to receive an additional annual retainer of $7,500, $5,000, $5,000 and $3,000, respectively.

We reimburse all directors for travel, lodging and other reasonable expenses incurred in attending board and committee meetings.

In March 2012, the Board of Directors approved changes to its non-employee director compensation plan with respect to equity awards.  The changes were recommended by an independent compensation consultant to the Compensation Committee based on a review of equity incentives used by the Company’s peer group of companies.  Upon initial election or appointment to our Board of Directors, each non-employee director will be granted an option to purchase 30,000 shares of our common stock with an exercise price equal to the fair market value of our common stock on the date of grant.   These options vest quarterly over a two-year period, subject to the non-employee director’s continued service on the board through the vesting dates.  On the date of each annual stockholder meeting, each continuing non-employee director will automatically receive an option to purchase 20,000 shares of our common stock with an exercise price equal to the fair market value of our common stock on the date of grant.  When granted, these options vest quarterly over a one-year period, subject to the non-employee director’s continued service on the board through the vesting dates.

Prior to March 2012, each non-employee director was granted an option to acquire 7,000 shares of common stock upon his or her initial election or appointment to the Board of Directors and an option to purchase 4,700 shares of common stock at each annual meeting of stockholders commencing in 2011, each with an exercise price equal to the fair market value of our common stock on the date of grant.

The following table sets forth information regarding compensation earned by our non-employee directors during the fiscal year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David I. Scheer	$67,500	—	$2,241	(2)	—	—	—	$69,741
Carl-Johan Dalsgaard, M.D., Ph.D.	$39,250	—	$2,241	(2)	—	—	—	$41,491
Scott D. Flora	$13,125	—	$3,369	(3)	—	—	—	$16,494
Brenda D. Gavin, D.V.M.(4)	$30,750	—	$—		—	—	—	$30,750
Diane K. Jorkasky, M.D.	$10,750	—	$7,116	(5)	—	—	—	$17,866
Gary J. Kurtzman, M.D.(6)	$39,735	—	$—		—	—	—	$39,735
Richard Kuntz, M.D., M.Sc.	$42,500	—	$2,241	(2)	—	—	—	$44,741
Lorin J. Randall	$55,000	—	$2,241	(2)	—	—	—	$57,241
_______________________________
(1)
The assumptions we used in valuing options are described in Note 14, “Stock-based Compensation,” to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.  This column reflects the aggregate grant date fair value as calculated in accordance with ASC 718 in connection with options we granted in the indicated year.

(2)	Options were granted at fair market value on September 28, 2011 at $0.69 per share. Options vest quarterly over a one-year period.
(3)	Options were granted at fair market value on September 28, 2011 at $0.69 per share. Options vest quarterly over a two-year period.
(4)	Pursuant to an agreement between Dr. Gavin and Quaker BioVentures, these director fees are paid directly to Quaker BioVentures. Dr. Gavin resigned from our Board of Directors on August 10, 2011.
(5)
Options to purchase 7,000 shares of common stock were granted at fair market value on August 10, 2011 at $1.00 per share.  Options to purchase 4,700 shares of common stock were granted at fair market value on September 28, 2011 $1.00 per share. Options to purchase 7,000 shares of common stock vest quarterly over a two-year period; options to purchase 4,700 shares of common stock vest quarterly over a one-year period.

(6)
Pursuant to an agreement between Dr. Kurtzman and Safeguard Delaware, Inc., these director fees are paid directly to Safeguard Delaware, Inc.  Dr. Kurtzman resigned from our Board of Directors on September 28, 2011.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2011, the members of our Compensation Committee were Scott D. Flora, chair, Richard E. Kuntz, M.D., M.Sc., Gary Kurtzman, M.D., Lorin J. Randall, and David I. Scheer.  No member of our Compensation Committee was an officer or employee of ours.  In addition, none of our executive officers served as a member of the Board of Directors or Compensation Committee (or other committee serving an equivalent function) of another entity, one of whose executive officers served as a member of our Board of Directors or our Compensation Committee.

OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING.  WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO VOTE YOUR PROXY VIA THE INTERNET OR TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE.  A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

Appendix A

CERTIFICATE OF AMENDMENT
TO THE
FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
TENGION, INC.
a Delaware Corporation

Tengion, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST:     The Fourth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on ___________.

SECOND:        This Certificate of Amendment amends the Fourth Amended and Restated Certificate of Incorporation of the Corporation (“Certificate”), and has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

THIRD:   A new paragraph is added to Article IV “Capital Stock” as follows:

“Upon the filing and effectiveness of this amendment to this Corporation’s Certificate (the “Effective Time”) pursuant to Delaware law, each [**] shares of Common Stock issued and outstanding immediately prior to the Effective Time shall be combined in one validly issued, fully paid and nonassessable share of Common Stock, without any action by the holder thereof.  This Corporation will not issue fractional shares of Common Stock in connection with the combination; instead, each fractional share that would otherwise result from the combination shall be rounded up to one whole share of Common Stock.  Each certificate representing shares of Common Stock outstanding as of the Effective Time will thereafter represent that corresponding number of post-combination shares.  Each person holding a certificate or certificates representing shares of Common Stock as of the Effective Time shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of Common Stock to which such person is entitled as a result of the combination.”

**
Stockholders are being asked to approve the combination of any number of our pre-reverse split common stock between and including six and ten into one share of our post-reverse split common stock.  The Certificate of Amendment filed with the Secretary of State of the State of Delaware will include the actual exchange ratio determined by the Board of Directors.  The Board of Directors may also elect not to effect the reverse stock split, in which case this Certificate of Amendment will be abandoned.  In accordance with the resolution to be adopted by the stockholders, the Corporation will not implement any amendment providing for an exchange ratio outside the range described above.

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this _____ day of May, 2012.

By:
Name:
Title:

ANNUAL MEETING OF STOCKHOLDERS OF

TENGION, INC.

MAY 21, 2012

PROXY VOTING INSTRUCTIONS

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting and Proxy Statement and Annual Report are available at http://www.amstock.com/proxyservices/viewmaterial.asp?conumber=16456
↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN,
 DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of two Class II Directors for a three-year term expiring at the 2015 Annual Meeting:		2.

Approval of an amendment to our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock at any whole number ratio not less than one-for-six and not greater than one-for-ten, with the exact ratio to be set within such range in the discretion of the Board of Directors, such amendment to be effected in the sole discretion of the Board of Directors without further approval or authorization of our stockholders.
				FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ FOR ALL NOMINEES	NOMINEES: ○ Scott D. Flora ○ David I. Scheer
☐WITHOLD AUTHORITY FOR ALL NOMINEES
☐ FOR ALL EXCEPT (See instructions below)

		3.	Ratification of the selection by the Audit Committee of Ernst & Young LLP as Tengion, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2012.	☐	☐	☐

INSTRUCTIONS:To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •			In their discretion the proxy holders are authorized to vote upon such other business, if any, that may properly come before the meeting and any adjournment of the meeting.

THIS PROXY CARD MUST BE SIGNED FOR YOUR VOTE TO BE COUNTED -DATE AND SIGN BELOW.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder:	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

TENGION, INC.

MAY 21, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting and Proxy Statement and Annual Report
are available at http://www.amstock.com/proxyservices/viewmaterial.asp?conumber=16456

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

A VOTE FOR THE DIRECTOR NOMINEES, AND FOR PROPOSALS 2 AND 3 IS RECOMMENDED BYTHE BOARD OF DIRECTORS. PLEASE  SIGN,
 DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

1. Election of two Class II Directors for a three-year term expiring at the 2015 Annual Meeting:		2.
Approval of an amendment to our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock at any whole number ratio not less than one-for-six and not greater than one-for-ten, with the exact ratio to be set within such range in the discretion of the Board of Directors, such amendment to be effected in the sole discretion of the Board of Directors without further approval or authorization of our stockholders.
				FOR ☐	AGAINST ☐	ABSTAIN ☐
☐FOR ALL NOMINEES	NOMINEES: ○ Scott D. Flora ○ David I. Scheer
☐WITHOLD AUTHORITY FOR ALL NOMINEES
☐FOR ALL EXCEPT (See instructions below)

		3.	Ratification of the selection by the Audit Committee of Ernst & Young LLP as Tengion, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2012.	☐	☐	☐

INSTRUCTIONS:To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •			In their discretion the proxy holders are authorized to vote upon such other business, if any, that may properly come before the meeting and any adjournment of the meeting.

THIS PROXY CARD MUST BE SIGNED FOR YOUR VOTE TO BE COUNTED -DATE AND SIGN BELOW.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder:	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

TENGION, INC.

PROXY FOR THE ANNUALMEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2012
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) A. Brian Davis and Kathy Bulley, or each of them, with full power of substitution, as proxies to act and vote at the 2012 Annual Meeting of Stockholders of Tengion, Inc. and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Annual Meeting, and, in their discretion, upon any other matters which may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER.  IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2 AND 3.

(Continued and to be signed on the reverse side.)